Filed Pursuant to Rule 424(b)(2)

File No. 333-135006

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Notes Linked to an International Equity Index Basket due November 8, 2011	$2,858,000	$87.74

(1)

The filing fee of $87.74 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, the $2,147,858.34 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (No. 333-123689) filed by Wells Fargo & Company on March 30, 2005 is being carried forward, of which $87.74 is offset against the registration fee due for this offering and of which $690,651.07 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(2)
File No. 333-135006

Prospectus Supplement to Prospectus dated June 19, 2006

$2,858,000

Wells Fargo & Company

Notes Linked to an International Equity Index Basket due November 8, 2011

Enhanced Participation Securities with Partial Principal Protection

Notes:	Senior unsecured debt securities of Wells Fargo & Company.

Underlying Basket:

Performance of the notes will be linked to a basket comprised of the following basket indices, with each basket index having the weighting noted parenthetically: Dow Jones STOXX 50® Index (50%); Nikkei 225® Index (25%); S&P/ASX 200® Index (10%); Korea Stock Price Index (KOSPI) 200 (5%); Amex Hong Kong 30 Index (5%); and MSCI® Taiwan IndexSM (5%).

Denominations:	$4,000 and whole multiples of $1,000 in excess of $4,000.

Stated Maturity:	November 8, 2011, subject to postponement if a market disruption event occurs.

Redemption:	Wells Fargo cannot redeem the notes prior to maturity.

No Interest Payments:	No interest or other payments prior to maturity.

Payment at Stated Maturity:	On the stated maturity date we will pay you, per $1,000 note, an amount calculated as follows:
•	if the final basket level is greater than the initial basket level, $1,000 plus the additional amount, calculated in the manner described below;
•	if the final basket level is the same as the initial basket level or is at least 85% of the initial basket level, $1,000; and
•	if the final basket level is less than 85% of the initial basket level you will lose some of your principal: for any percentage decline in the final basket level as compared to the initial basket level in excess of 15%, you will lose an equal percentage of the original public offering price of your notes.

As a result, you may receive less, and possibly significantly less, than the original public offering price of your notes.

Additional Amount:	The additional amount per $1,000 note will be equal to the product of:
•	$1,000;
•	participation rate; and
•	final basket level – initial basket level
initial basket level

Participation Rate:	The participation rate is 1.15.

Initial Basket Level:	The initial basket level is 100.

Final Basket Level:

The final basket level will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus 50% of the STOXX return, 25% of the Nikkei return, 10% of the S&P/ASX return, 5% of the KOSPI return, 5% of the Amex return and 5% of the MSCI return. Each of the STOXX return, the Nikkei return, the S&P/ASX return, the KOSPI return, the Amex return and the MSCI return represents the performance of the applicable basket index, expressed as a percentage, from its closing level on the pricing date to its closing level on the valuation date.

Valuation Date:	The valuation date will be the last trading day of October 2011.

No Listing:	The notes will not be listed or displayed on any securities exchange or any electronic communications network.

Investing in the notes involves risks.  See “ Risk Factors” on page S-11.

The notes are unsecured debt obligations of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Wells Fargo & Company
Per Note	100.00%	3.00%	97.00%
Total	$2,858,000	$85,740	$2,772,260

The underwriter expects to deliver the notes in book-entry form only through The Depository Trust Company on or about November 7, 2007.

Wells Fargo Securities, LLC

The date of this prospectus supplement is October 31, 2007.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Wells Fargo Securities, LLC and its affiliates may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes. Wells Fargo Securities, LLC and its affiliates may act as principal or agent in the transactions, and sales will be made at prices related to prevailing market prices at the time of sale. We will not update this prospectus supplement after the date hereof and, in particular, will not update this prospectus supplement to reflect changes in the historical values of the basket indices or changes in the tax treatment of the notes. If you purchase notes after the initial public offering, you should review the recent values of the basket indices and determine whether there have been any changes to the tax treatment of the notes at the time you purchase the notes.

“STOXX 50®” and “STOXX®” are trademarks of STOXX Limited and “Dow Jones STOXX 50 Index®” and “Dow Jones STOXX Index®” are trademarks of Dow Jones & Company, Inc. and have been licensed for use by us. The notes, based on the performance of the Dow Jones STOXX 50 Index, are not sponsored, endorsed, sold or promoted by STOXX Limited or Dow Jones & Company, Inc. and STOXX Limited and Dow Jones & Company, Inc. make no representation regarding the advisability of investing in the notes.

The Nikkei 225 Index is an intellectual property of Nikkei Inc., formerly known as Nihon Keizai Shimbun, Inc. “Nikkei® 225” and “Nikkei®” are service marks of Nikkei Inc. and have been licensed for use by us from Nikkei Digital Media, Inc., which has been granted the exclusive right to sublicense the service marks. The notes, based on the performance of the Nikkei 225 Index, are not sponsored, endorsed, sold or promoted by Nikkei Inc. or Nikkei Digital Media, Inc. and neither Nikkei Inc. nor Nikkei Digital Media, Inc. makes any representation regarding the advisability of investing in the notes. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225 Index.

“Standard & Poor’s®,” “S&P®” and S&P/ASX 200 are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

“KOSPI” and “KOSPI 200” are trademarks/service marks of the Korea Exchange and have been licensed for use by Wells Fargo Bank, N.A., an affiliate of Wells Fargo & Company. The notes, based on the performance of the Korea Stock Price Index (KOSPI) 200, are not sponsored, endorsed, sold or promoted by the Korea Exchange and the Korea Exchange makes no representation regarding the advisability of investing in the notes.

The Amex Hong Kong 30 Index is sponsored by, and is a service mark of, the American Stock Exchange LLC. The Amex Hong Kong 30 Index is being used with the permission of the American Stock Exchange LLC and has been licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by the American Stock Exchange LLC and the American Stock Exchange LLC makes no representation regarding the advisability of investing in the notes.

The MSCI Taiwan Index is the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI Taiwan Index are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by us. The notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. This prospectus supplement contains a more detailed description of the limited relationship MSCI has with us and the notes. No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

This summary contains questions and answers that highlight selected information from this prospectus supplement and accompanying prospectus to help you understand the notes. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section beginning on page S-11 to determine whether an investment in the notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed information set forth elsewhere in this prospectus supplement and the accompanying prospectus. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

What Are The Notes?

The notes are a series of our senior debt securities whose value is linked to the performance of a basket comprised of the following six indices, with each basket index having the weighting noted parenthetically: Dow Jones STOXX 50 Index (50%); Nikkei 225 Index (25%); S&P/ASX 200 Index (10%); Korea Stock Price Index (KOSPI) 200 (5%); Amex Hong Kong 30 Index (5%); and MSCI Taiwan Index (5%). See “The Basket.” The notes will rank equally with all of our other senior unsecured debt, and will mature on November 8, 2011, subject to postponement if a market disruption event occurs. See “Description of the Notes.”

References in this prospectus supplement to a “$1,000 note” are to a note with an original offering price of $1,000.

Who Publishes The Basket Indices And What Do The Basket Indices Measure?

Dow Jones STOXX 50 Index.    The Dow Jones STOXX 50 Index is a stock index published by STOXX Limited (“STOXX”) that measures the aggregate price changes in selected European stocks against a fixed base quantity weight. The Dow Jones STOXX 50 Index is composed of 50 component stocks of sector leaders in Europe. The component stocks have a high degree of liquidity and represent the largest companies from the stocks in the DJ STOXX 600 Index, which covers the largest 600 companies in the DJ STOXX Total Market Index. The Dow Jones STOXX 50 Index is a free float market capitalization weighted stock index, which means an underlying stock’s weight in the Dow Jones STOXX 50 Index is based on free float adjusted market capitalization of the issuer of the underlying stock. See “The Dow Jones STOXX 50 Index.”

Nikkei 225 Index.    The Nikkei 225 Index is a stock index published by Nikkei Digital Media, Inc. as authorized and commissioned by Nikkei Inc., formerly known as Nihon Keizai Shimbun, Inc. (Nikkei Inc. and Nikkei Digital Media, Inc. are referred to herein collectively as “Nikkei”). The Nikkei 225 Index measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 stocks traded on the Tokyo Stock Exchange (the “TSE”) and represents a broad cross section of Japanese industry. All 225 underlying stocks are stocks listed in the First Section of the TSE and are, therefore, among the most actively traded stocks on the TSE. The Nikkei

225 Index is a modified price-weighted index, which means an underlying stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer of the underlying stock. See “The Nikkei 225 Index.”

S&P/ASX 200 Index.    The S&P/ASX 200 Index is a stock index published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) that provides an investable benchmark for the Australian equity market. The S&P/ASX 200 Index is composed of the 200 largest index-eligible stocks listed on the Australian Stock Exchange and represents approximately 80% of Australian equity market capitalization. The S&P/ASX 200 Index is a float-adjusted capitalization weighted index, which means that each underlying stock’s weight in the S&P/ASX 200 Index is based on its free float-adjusted market capitalization. See “The S&P/ASX 200 Index.”

Korea Stock Price Index (KOSPI) 200.    The Korea Stock Price Index (KOSPI) 200 is a stock index published by the Korea Exchange (“KRX”) and represents a substantial segment of the KRX. The Korea Stock Price Index (KOSPI) 200 is composed of 200 stocks listed on the Korea Exchange-Stock Market Division and is a market capitalization weighted index. See “The Korea Stock Price Index (KOSPI) 200.”

Amex Hong Kong 30 Index.    The Amex Hong Kong 30 is a stock index published by the American Stock Exchange LLC (“Amex”) that measures the market value performance of 30 actively traded stocks listed on The Stock Exchange of Hong Kong Ltd. (the “HKSE”). The Amex Hong Kong 30 Index is designed to reflect the movement of the Hong Kong stock market as a whole. See “The Amex Hong Kong 30 Index.”

MSCI Taiwan Index.    The MSCI Taiwan Index is a stock index published by MSCI Inc. (“MSCI”) that is designed to measure equity market performance in Taiwan. The MSCI Taiwan Index is a free float-adjusted market capitalization index. See “The MSCI Taiwan Index.”

STOXX, Nikkei, S&P, KRX, Amex and MSCI are sometimes referred to collectively in this prospectus supplement as the “index sponsors” or individually as an “index sponsor.”

Please note that an investment in the notes does not entitle you to any ownership or other interest in the stocks included in any of the basket indices.

When Will The Notes Mature?

The “initial stated maturity date” for the notes will be November 8, 2011. If no market disruption event occurs or is continuing on the scheduled valuation date, the initial stated maturity date will be the stated maturity date for the notes. If a market disruption event occurs or is continuing on the scheduled valuation date, the stated maturity date will be the later of (i) three business days after the postponed valuation date and (ii) the initial stated maturity date.

What Payments Will I Receive On The Notes Before Maturity?

None. No payments will be made on the notes before maturity.

What Will I Receive If I Hold The Notes Until The Stated Maturity Date?

We have designed the notes for investors who want to protect up to 15% of their investment. On the stated maturity date we will pay you, per $1,000 note, an amount calculated as follows:

•	if the final basket level is greater than the initial basket level, $1,000 plus the additional amount, calculated in the manner described below;

•	if the final basket level is the same as the initial basket level or is at least 85% of the initial basket level, $1,000; and

•	if the final basket level is less than 85% of the initial basket level you will lose some of your principal: for any percentage decline in the final basket level as compared to the initial basket level in excess of 15% (equivalent to any decline below 85) you will lose an equal percentage of the original public offering price of your notes.

As a result, you may receive less, and possibly significantly less, than the original public offering price of your notes.

The “additional amount” per $1,000 note will be equal to the product of:

•	$1,000;

•	participation rate; and

•	final basket level – initial basket level
initial	basket level

The “participation rate” is 1.15.

The “initial basket level” is 100.

The “final basket level” will be equal to the product of (i) 100 and (ii) an amount to equal 1 plus 50% of the STOXX return, 25% of the Nikkei return, 10% of the S&P/ASX return, 5% of the KOSPI return, 5% of the Amex return and 5% of the MSCI return.

The “STOXX return” will be based on the closing level of the Dow Jones STOXX 50 Index on the valuation date and will be calculated as follows:

STOXX return = STOXX final level – STOXX initial level

                                         STOXX initial level

where the “STOXX initial level” is 3885.12, closing level of the Dow Jones STOXX 50 Index on the date the notes were priced for initial sale to the public (the “pricing date”), and the “STOXX final level” is the closing level of the Dow Jones STOXX 50 Index on the valuation date.

The “Nikkei return” will be based on the closing level of the Nikkei 225 on the valuation date and will be calculated as follows:

Nikkei return = Nikkei final level – Nikkei initial level

                        Nikkei initial level

where the “Nikkei initial level” is 16737.63, closing level of the Nikkei 225 Index on the pricing date, and the “Nikkei final level” is the closing level of the Nikkei 225 Index on the valuation date.

The “S&P/ASX return” will be based on the closing level of the S&P/ASX 200 Index on the valuation date and will be calculated as follows:

S&P/ASX return = S&P/ASX final level – S&P/ASX initial level

                            S&P/ASX initial level

where the “S&P/ASX initial level” is 6754.10, closing level of the S&P/ASX 200 Index on the pricing date, and the “S&P/ASX final level” is the closing level of the S&P/ASX 200 Index on the valuation date.

The “KOSPI return” will be based on the closing level of the Korea Stock Price Index (KOSPI) 200 on the valuation date and will be calculated as follows:

KOSPI return = KOSPI final level – KOSPI initial level

                            KOSPI initial level

where the “KOSPI initial level” is 260.42, closing level of Korea Stock Price Index (KOSPI) 200 on the pricing date, and the “KOSPI final level” is the closing level of the Korea Stock Price Index (KOSPI) 200 on the valuation date.

The “Amex return” will be based on the closing level of the Amex Hong Kong 30 Index on the valuation date and will be calculated as follows:

Amex return = Amex final level – Amex initial level

                        Amex initial level

where the “Amex initial level” is 1507.18, closing level of the Amex Hong Kong 30 Index on the pricing date, and the “Amex final level” is the closing level of the Amex Hong Kong 30 Index on the valuation date.

The “MSCI return” will be based on the closing level of the MSCI Taiwan Index on the valuation date and will be calculated as follows:

MSCI return = MSCI final level – MSCI initial level

                    MSCI initial level

where the “MSCI initial level” is 380.86, closing level of the MSCI Taiwan Index on the pricing date, and the “MSCI final level” is the closing level of the MSCI Taiwan Index on the valuation date.

The “valuation date” will be the last trading day of October 2011. If the calculation agent determines that a market disruption event has occurred or is continuing with respect to a basket index on the scheduled valuation date, the calculation agent will determine the closing levels of the basket indices by reference to the closing levels on the next trading day on which there is not a market disruption event for any basket index; provided, however, if a market disruption event occurs with respect to a basket index on each of the seven trading days following the originally scheduled valuation date, then (i) that seventh trading day shall be deemed the valuation date and (ii) the calculation agent shall determine the closing level of any basket index subject to a market disruption event based upon its good faith estimate of the closing level on that seventh trading day. Any such postponement of the date that would otherwise be the scheduled valuation date will cause the stated maturity date to be postponed until three business days after the final valuation date if such third business day is after the initial stated maturity date.

See “Description of the Notes—Payment on the Stated Maturity Date” and “Description of the Notes—Market Disruption Events” for details.

Amount Payable At Maturity—Examples

Here are four examples of hypothetical calculations of the amount payable on the stated maturity date per $1,000 note.

Example 1.    Assume For Purposes Of This Example That The Final Basket Level is 123.00.

Additional Amount: $1,000 × 1.15 ×	123.00 - 100.00	= $264.50
100.00

Since the final basket level is greater than the initial basket level, you would receive an additional amount at stated maturity as calculated above. On the stated maturity date, you would receive $1,000 + $264.50 = $1,264.50 per $1,000 note.

Example 2.    Assume For Purposes Of This Example That The Final Basket Level is 158.00.

Additional Amount: $1,000 × 1.15 ×	158.00 - 100.00	= $667.00
100.00

Since the final basket level is greater than the initial basket level, you would receive an additional amount at stated maturity as calculated above. On the stated maturity date, you would receive $1,000 + $667.00 = $1,667.00 per $1,000 note.

Example 3.    Assume For Purposes Of This Example That The Final Basket Level is 86.00.

Since the final basket level is less than the initial basket level, but not by more than 15%, you would not lose any of the original public offering price of your notes. On the stated maturity date, you would receive $1,000 per $1,000 note.

Example 4.    Assume For Purposes Of This Example That The Final Basket Level is 67.00.

Since the final basket level is less than the initial basket level by more than 15%, you would lose a percentage of the original public offering price of your notes equal to the percentage decline greater than 15%. You would therefore lose 18.00%, or $180.00, of the original public offering price per $1,000 note since the final basket level is 33.00% less than the initial basket level. On the stated maturity date, you would receive $1,000 - $180 = $820 per $1,000 note.

To the extent that the final basket level differs from the levels assumed above, the results indicated above would be different.

How Has Each Of The Basket Indices Performed Historically?

We have provided tables and graphs showing the historical performance of each of the basket indices. We have provided this historical information to help you evaluate the behavior of the basket indices in various economic environments. You should realize, however, that past performance is not necessarily indicative of how any of the basket indices or the notes will perform in the future. See “The Dow Jones STOXX 50 Index,” “The Nikkei 225 Index,” “The S&P/ASX 200 Index,” “The Korea Stock Price Index (KOSPI) 200,” “The Amex Hong Kong 30 Index” and “The MSCI Taiwan Index.”

How Will I Be Able To Find The Level Of The Basket Indices At Any Point In Time?

Dow Jones STOXX 50 Index. You can obtain the level of the Dow Jones STOXX 50 Index at any time from the Bloomberg® service under the symbol “SX5P,” or from the Dow Jones website, at www.djindexes.com.

Nikkei 225 Index. You can obtain the level of the Nikkei 225 Index at any time from the Bloomberg® service under the symbol “NKY,” or from the Nikkei website, at www.nni.nikkei.co.jp/.

S&P/ASX 200 Index. You can obtain the level of the S&P/ASX 200 Index at any time from the Bloomberg® service under the symbol “AS51,” or from the S&P website, at http://www.standardandpoors.com.

Korea Stock Price Index (KOSPI) 200. You can obtain the level of the Korea Stock Price Index (KOSPI) 200 at any time from the Bloomberg® service under the symbol “KOSPI2,” or from the KXR website, at http://eng.krx.co.kr/index.html.

Amex Hong Kong 30 Index. You can obtain the level of the Amex Hong Kong 30 Index at any time from the Bloomberg® service under the symbol “HKX,” or from the Amex website, at http://www.amex.com/.

MSCI Taiwan Index. You can obtain the level of the MSCI Taiwan Index at any time from the Bloomberg® service under the symbol “TWY,” or from the MSCI website, at http://www.mscibarra.com/.

Are There Any Risks Associated With My Investment?

Yes. Only 15% of the original public offering price of the notes is protected ($150 per $1,000 note) and the notes are subject to a number of additional risks. See “Risk Factors” beginning on page S-11.

What About Taxes?

The United States federal income tax consequences of your investment in the notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Income Tax Considerations.’’

Pursuant to the terms of the notes, Wells Fargo and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize and treat a note for all tax purposes as a pre-paid cash-settled forward contract with respect to the basket. If your notes are so characterized and treated, you would generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. Such gain or loss would generally be long-term capital gain or loss if you have held your notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your notes in the manner described above. However, because there is no authority that specifically addresses the income tax treatment of the notes, it is possible that your notes could alternatively be treated for income tax purposes in the manner described under “Supplemental U.S. Income Tax Considerations—Alternative Treatments.”

Who Is Wells Fargo & Company?

We are a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

What Is The Role Of Wells Fargo Securities, LLC?

Wells Fargo Securities, LLC, one of our subsidiaries, is the underwriter for the offering and sale of the notes. Wells Fargo Securities, LLC will also be the calculation agent for purposes of calculating the amount payable to you. Potential conflicts of interest may exist between Wells Fargo Securities, LLC and you as a beneficial owner of the notes. See “Risk Factors—Potential Conflicts of Interest Exist Because We Control Wells Fargo Securities, LLC, Which Will Act As The Calculation Agent” and “Description of the Notes—Calculation Agent.”

After the initial offering, Wells Fargo Securities, LLC and/or one of its affiliates may purchase notes from holders and may stabilize or maintain the market price of the notes during the initial distribution of the notes. However, neither Wells Fargo Securities, LLC nor any of its affiliates will be obligated to engage in any of these activities or to continue them once they are begun.

In What Form Will The Notes Be Issued?

The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your notes. See “Description of Debt Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.

Will The Notes Be Listed On A Stock Exchange?

No. The notes will not be listed or displayed on any securities exchange or any electronic communications network.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to, among other things, fluctuations in the price of the stocks that are included in the basket indices and other events that are difficult to predict and are beyond our control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

These Notes Are Different From Our Conventional Debt Securities In Several Ways.

•	You May Lose Up To 85% Of Your Investment. If the final basket level is less than the initial basket level by more than 15%, for any percentage decline in the final basket level as compared to the initial basket level in excess of 15% you will lose an equal percentage of the original public offering price of your notes. Therefore, you may lose up to 85% of the original public offering price of your notes, or $850 per $1,000 note.

•	The Yield May Be Lower Than The Yield On A Conventional Debt Security Of Comparable Maturity. The amount we pay you at maturity may be less than the return you could earn on other investments. Even if the final basket level is greater than the initial basket level, the amount you receive at maturity may be only slightly greater than $1,000 per $1,000 note, and the effective yield to maturity on the notes may be less than that which would be payable on one of our conventional fixed-rate, non-callable debt securities. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

•	No Periodic Interest Will Be Paid On The Notes. No periodic payments of interest will be made on the notes. However, because the notes may be classified as contingent payment debt instruments rather than financial contracts with cash settlement, the notes may be considered to be issued with original issue discount. As a result, you may be required to include the original issue discount in income during your ownership of the notes, subject to some adjustments. See “Supplemental U.S. Income Tax Considerations—Alternative Treatments.”

•

Your Return Will Not Be Adjusted For Changes In Currency Exchange Rates. Although the stocks underlying the basket indices are traded in foreign currencies and the notes are denominated in U.S. dollars, the amount payable at stated maturity will not be adjusted for changes in the currency exchange rates between the U.S. dollar and those foreign currencies. The amount payable to you at stated maturity will be based solely upon the percentage change in the basket indices. Changes in exchange rates, however, may reflect changes in various applicable economies, which in turn may affect the value of the basket indices and the notes.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the final basket level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the scheduled valuation date. If such a postponement occurs, the stated maturity date will be postponed until the later of (i) three business days after the postponed valuation date and (ii) the initial stated maturity date. The valuation date will not be postponed more than seven trading days. If the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date. In any such event, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the affected basket index on such postponed valuation date that would have prevailed in the absence of the market disruption event.

Your Return On The Notes Could Be Less Than If You Owned The Stocks Included In The Basket Indices.

Your return on the notes will not reflect the return you would realize if you actually owned the stocks included in the basket indices and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you by reference to the levels of the basket indices, which are calculated by reference to the prices of the stocks in the basket indices without taking into consideration the value of dividends paid on those stocks.

Historical Values Of The Basket Indices Should Not Be Taken As An Indication Of The Future Performance Of The Basket Indices During The Term Of The Notes.

The trading prices of the stocks included in the basket indices will determine the amount payable at maturity to you. As a result, it is impossible to predict whether the basket level will rise or fall. Trading prices of the stocks included in the basket indices will be influenced by complex and interrelated political, economic, financial, military and other factors that can affect the markets in which those securities are traded and the values of those stocks themselves.

Changes In The Value Of One Or More Of The Basket Indices May Offset Each Other.

Price movements in the basket indices may not correlate with each other. At a time when the value of one or more of the basket indices increase, the value of one or more of the other basket indices may not increase as much or may even decrease in value. Therefore, in calculating the final basket level, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or decreases in the value of one or more of the other basket indices.

The Inclusion Of Commissions And Hedging Costs In The Original Public Offering Price Of The Notes Is Likely To Adversely Affect The Price At Which You Can Sell Your Notes.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which Wells Fargo Securities, LLC is willing to purchase the notes from you for some significant period after their original issuance date will likely be lower than the original public offering price, since the original public offering price included, and any price quoted to you is likely to exclude, commissions paid with respect to the notes, as well as the cost of hedging our obligations under the notes. We may conduct such hedging activities directly or through one of our affiliates, in which case our hedging costs would include the expected cost of providing such hedge, as well as the profit that we or one of our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The price at which Wells Fargo Securities, LLC or any other potential buyer may be willing to buy your notes will also be affected by the market and other conditions discussed in the next risk factor.

The Value Of The Notes Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to maturity will be affected by supply and demand of the notes, the basket level at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes before maturity may be at a discount, which could be substantial, from their original public offering price, if the basket level is less than, equal to or not sufficiently above the initial basket level at such time. A change in a specific factor could have the following impacts on the value of the notes, assuming all other conditions remain constant. When we refer to the “value” of your note, we mean the value that you could receive for your note if you choose to sell it in the open market before the stated maturity date. When we refer to the “basket level” on a particular date prior to the stated maturity date, we mean the level of the basket determined in a manner consistent with the calculation of the final basket level, assuming that the particular date is the valuation date.

•	Basket Performance. We expect that the value of the notes prior to maturity will depend substantially on the amount, if any, by which the basket level at any given point in time exceeds the initial basket level. If you decide to sell your notes when the basket level exceeds the initial basket level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that basket level because of expectations that the basket level will continue to fluctuate until the final basket level is determined. Political, economic and other developments that affect the stocks in the basket indices may also affect the basket level and, thus, the value of the notes.

•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. market and in each market related to the stocks included in the basket indices. In general, higher interest rates will reduce the value of the notes and, conversely, lower interest rates will increase the value of the notes. The level of interest rates in the United States, Europe, Australia or Asia may also affect the applicable economies and in turn the value of the related basket index and, thus, the value of the notes.

•	Volatility Of The Basket Indices. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the basket indices changes.

•	Volatility Of Currency Exchange Rates. The value of the notes may be affected if the volatility of the exchange rate between the U.S. dollar and the foreign currencies in which the stocks included in the basket indices are denominated changes.

•	Correlation Between Currency Exchange Rates And The Basket Indices. Correlation is the term used to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and the foreign currencies in which the stocks underlying the basket indices are denominated and the percentage changes in the basket indices. If the correlation between the exchange rate between the U.S. dollar and any of the foreign currencies in which the stocks underlying a particular basket index are denominated and the applicable basket index changes, the value of the notes may be adversely affected.

•

Time Remaining To Maturity.    The value of the notes may be affected by the time remaining to maturity. As a result of a “time premium,” the notes may have a value above that which would be expected based on the level of interest rates and the performance of the stocks included in the basket indices and the basket level at such time the longer the time remaining to maturity. A “time premium” results from expectations concerning the value of each of the basket indices during the period prior to maturity of the notes. The time premium may also be affected by the dividend yields on the stocks included in the basket indices. In general, higher dividend yields will reduce the time premium of the notes and, conversely, lower dividend yields will increase the time premium of the notes. As the time remaining to the maturity of the notes decreases, this time premium will likely decrease, adversely affecting the value of the notes.

•	Events Involving The Companies Included In The Basket Indices. General economic conditions and earnings results of the companies whose stocks are included in the basket indices and real or anticipated changes in those conditions or results may affect the value of the notes. Additionally, as a result of a merger or acquisition, one or more of the stocks in the basket indices may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the stock originally included in the basket indices.

•	Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the basket level, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as an increase in the basket level. In general, assuming all relevant factors are held constant, the effect on the value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes. One exception is that one or more significant decreases in the basket level, whenever those decreases occur, may significantly decrease the value of the notes.

An Investment In The Notes Is Subject To Risks Associated With Foreign Securities Markets.

The basket indices include the stocks of foreign companies, including companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Moreover, you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

All of the underlying stocks included in the basket indices are listed on foreign stock exchanges. Such foreign stock exchanges may impose trading limitations intended to prevent extreme fluctuations in individual stock prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of those basket indices which could, in turn, adversely affect the value of the notes.

All of these factors may affect the closing level of the basket indices and the value of the notes.

The Basket Is Not A Recognized Market Index And May Not Accurately Reflect International Market Performance.

The basket is not a recognized market index. The basket was created solely for the purposes of the offering of notes and will be calculated solely during the term of the notes. The basket does not reflect the performance of all major foreign securities markets, and may not reflect actual international market performance.

We Cannot Control Actions By Any Of The Companies Whose Stocks Are Included In The Basket Indices.

Actions by any company whose stock is included in a basket index may have an adverse effect on the price of its stock, the basket level and the value of the notes. We are not affiliated with any of the companies whose stock is represented in a basket index. These companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes made hereby and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

Changes That Affect A Basket Index May Affect The Value Of The Notes And The Amount You Will Receive At Maturity.

The policies of an index sponsor concerning the calculation of the applicable basket index and the addition, deletion or substitution of stocks comprising such basket index and the manner in which the index sponsor takes account of certain changes affecting such stocks may affect the value of such basket index and, therefore, may affect the value of the notes and the amount payable at maturity. An index sponsor may discontinue or suspend calculation or dissemination of the applicable basket index or materially alter the methodology by which it calculates the applicable basket index. Any such actions could affect the value of the notes. See “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

We And Our Affiliates Have No Affiliation With Any Of The Index Sponsors And Are Not Responsible For Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any of the index sponsors and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the basket indices. Neither we nor any or our affiliates assumes any responsibility for the adequacy or accuracy of the information about any of the basket indices or any of the index sponsors contained in this prospectus supplement. You, as an investor in the notes, should make your own investigation into the basket indices and the index sponsors. None of the index sponsors is involved in the offering of the notes made hereby in any way and has no obligation to consider your interest as an owner of notes in taking any actions that might affect the value of the notes.

Potential Conflicts Of Interest Exist Because We Control Wells Fargo Securities, LLC, Which Will Act As The Calculation Agent.

Wells Fargo Securities, LLC will act as the calculation agent, which determines the amount you will receive on the notes, whether adjustments should be made to the closing level of a basket index and whether a market disruption event has occurred. In addition, if the closing level of a basket index is no longer published, or in the case of the MSCI Taiwan Index, we no longer have the right to use the MSCI Taiwan Index after any termination by MSCI of the license agreement, the calculation agent will select a successor for any such basket index or, if no successor is available, the calculation agent will calculate the closing level of any such basket index. The calculation agent will exercise its judgment when performing its functions. As a result, potential conflicts of interest may exist between Wells Fargo Securities, LLC and you. See “Description of the Notes—Payment on the Stated Maturity Date,” “Description of the Notes—Discontinuance of A Basket Index; Alteration of Method of Calculation” and “Description of the Notes—Market Disruption Events.”

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Prices Of The Stocks Included In A Basket Index, The Level Of A Basket Index Or The Value Of The Notes.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the notes. Pursuant to such hedging activities, we or one or more of our affiliates may acquire the stocks included in a basket index or listed or over-the-counter derivative or synthetic instruments related to such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of our positions are likely to vary over time.

To the extent that we or one or more of our affiliates has a long hedge position in any of the stocks included in a basket index, or derivative or synthetic instruments related to those equity securities, we or one or more of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the notes or at or about the time of a change in the stocks included in a basket index. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of the stocks included in a basket index and, accordingly, increase or decrease the level of a basket index. Although we have no reason to believe that any of those activities will have a material impact on the price of the stocks included in a basket index, these activities could have such an effect. Profits or losses from any of our positions discussed above cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account.

We or one or more of our affiliates may also engage in trading in the stocks included in a basket index and other investments relating to such stocks on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such stocks and, therefore, the value of the notes.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the notes from time to time and may, in our or their sole discretion, hold or resell those notes. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future. You should note that if we take any such position at any time, it is possible that we could receive substantial returns with respect to those positions while the value of your note may decline.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to a similar basket index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

Research Reports And Other Transactions May Create Conflicts Of Interest Between You And Us.

We or one or more of our affiliates may, at present or in the future, publish research reports on a basket index or the companies included in a basket index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market price of stocks included in a basket index and, therefore, the value of the notes.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies included in a basket index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about one or more of the companies included in a basket index. If we or any of our affiliates do acquire such non-public information, we are not obligated to disclose such non-public information to you.

Significant Aspects Of The Income Tax Treatment Of The Notes Are Uncertain.

Significant aspects of the income tax treatment of the notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the income tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the income tax treatment described in this prospectus supplement. See “Supplemental U.S. Income Tax Considerations.” You should consult your tax advisor about your own tax situation.

We Cannot Assure You That An Active Trading Market Will Develop.

The notes will not be listed or displayed on any securities exchange or any electronic communications network. Although Wells Fargo Securities, LLC and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to and do not intend to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which Wells Fargo Securities, LLC is willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to maturity.

WELLS FARGO & COMPANY

We are a diversified financial services company organized under the laws of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

DESCRIPTION OF THE NOTES

This description of the terms of the notes adds information to the description of the general terms and provisions of the senior debt securities in the accompanying prospectus. If this summary differs in any way from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement. The notes will be issued under the senior indenture referred to in the accompanying prospectus. You should read the accompanying prospectus for a general discussion of the terms and provisions of the senior indenture. Certain terms used in this prospectus supplement are defined in the accompanying prospectus.

General

The notes will be our unsecured senior obligations and will initially be limited to a total original public offering price of $2,858,000. We may not redeem the notes prior to their maturity.

The notes are not subject to defeasance in the manner described under the heading “Description of Debt Securities—Defeasance” in the accompanying prospectus.

The notes will be issued in denominations of $4,000 and whole multiples of $1,000 in excess thereof.

New York State law governs the indenture under which the notes will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. We agree, to the extent permitted by law, not to voluntarily claim the benefits of any such usury laws in connection with the notes.

References in this prospectus supplement to a “$1,000 note” are to a note with an original offering price of $1,000.

Interest

No interest is payable on the notes.

Payment On The Stated Maturity Date

The “initial stated maturity date” for the notes will be November 8, 2011. If no market disruption event occurs or is continuing on the scheduled valuation date, the initial stated maturity date will be the stated maturity date for the notes. If a market disruption event occurs or is continuing on the scheduled valuation date, the stated maturity date will be the later of (i) three business days after the postponed valuation date and (ii) the initial stated maturity date.

On the stated maturity date we will pay you, per $1,000 note, an amount calculated as follows:

•	if the final basket level is greater than the initial basket level, $1,000 plus the additional amount, calculated in the manner described below;

•	if the final basket level is the same as the initial basket level or is at least 85% of the initial basket level, $1,000; and

•	if the final basket level is less than 85% of the initial basket level you will lose some of your principal: for any percentage decline in the final basket level as compared to the initial basket level in excess of 15% (equivalent to any decline below 85) you will lose an equal percentage of the original public offering price of your notes.

As a result, you may receive less, and possibly significantly less, than the original public offering price of your notes.

The “additional amount” per $1,000 note will be equal to the product of:

•	$1,000;

•	participation rate; and

•	final basket level – initial basket level
initial	basket level

The “participation rate” is 1.15.

The “initial basket level” is 100.

The “final basket level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus 50% of the STOXX return; 25% of the Nikkei return; 10% of the S&P/ASX return; 5% of the KOSPI return; 5% of the Amex return; and 5% of the MSCI return.

The “STOXX return” will be based on the closing level of the Dow Jones STOXX 50 Index on the valuation date and will be calculated as follows:

STOXX return = STOXX final level – STOXX initial level

                                                             STOXX initial level

where the “STOXX initial level” is 3885.12, closing level of the Dow Jones STOXX 50 Index on the date the notes were priced for initial sale to the public (the “pricing date”), and the “STOXX final level” is the closing level of the Dow Jones STOXX 50 Index on the valuation date.

The “Nikkei return” will be based on the closing level of the Nikkei 225 on the valuation date and will be calculated as follows:

Nikkei return = Nikkei final level – Nikkei initial level

                                            Nikkei initial level

where the “Nikkei initial level” is 16737.63, closing level of the Nikkei 225 Index on the pricing date, and the “Nikkei final level” is the closing level of the Nikkei 225 Index on the valuation date.

The “S&P/ASX return” will be based on the closing level of the S&P/ASX 200 Index on the valuation date and will be calculated as follows:

S&P/ASX return = S&P/ASX final level – S&P/ASX initial level

                        S&P/ASX initial level

where the “S&P/ASX initial level” is 6754.10, closing level of the S&P/ASX 200 Index on the pricing date, and the “S&P/ASX final level” is the closing level of the S&P/ASX 200 Index on the valuation date.

The “KOSPI return” will be based on the closing level of the Korea Stock Price Index (KOSPI) 200 on the valuation date and will be calculated as follows:

KOSPI return = KOSPI final level – KOSPI initial level

                        KOSPI initial level

where the “KOSPI initial level” is 260.42, closing level of Korea Stock Price Index (KOSPI) 200 on the pricing date, and the “KOSPI final level” is the closing level of the Korea Stock Price Index (KOSPI) 200 on the valuation date.

The “Amex return” will be based on the closing level of the Amex Hong Kong 30 Index on the valuation date and will be calculated as follows:

Amex return = Amex final level – Amex initial level

                        Amex initial level

where the “Amex initial level” is 1507.18, closing level of the Amex Hong Kong 30 Index on the pricing date, and the “Amex final level” is the closing level of the Amex Hong Kong 30 Index on the valuation date.

The “MSCI return” will be based on the closing level of the MSCI Taiwan Index on the valuation date and will be calculated as follows:

MSCI return = MSCI final level – MSCI initial level

                        MSCI initial level

where the “MSCI initial level” is 380.86, closing level of the MSCI Taiwan Index on the pricing date, and the “MSCI final level” is the closing level of the MSCI Taiwan Index on the valuation date.

The “valuation date” will be the last trading day of October 2011. If the calculation agent determines that a market disruption event has occurred or is continuing with respect to a basket index on the scheduled valuation date, the calculation agent will determine the closing levels of the basket indices by reference to the closing levels on the next trading day on which there is not a market disruption event for any basket index; provided, however, if a market disruption event occurs with respect to a basket index on each of the seven trading days following the originally scheduled valuation date, then (i) that seventh trading day shall be deemed the valuation date and (ii) the calculation agent shall determine the closing level of any basket index subject to a market disruption event based upon its good faith estimate of the closing level on that seventh trading day. Any such postponement of the date that would otherwise be the scheduled valuation date will cause the stated maturity date to be postponed until three business days after the valuation date if such third business day is after the initial stated maturity date.

The “closing level” of a particular basket index (or any successor basket index) on any trading day means the closing level of such basket index as reported by the index sponsor of that basket index (or of any successor basket index, as reported by the index sponsor of that successor basket index) on such trading day or as determined by the calculation agent as described in “—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

A “trading day” means any day on which all of the basket indices (including any successor basket indices) are published by their respective index sponsor or are otherwise determined by the calculation agent as described in “—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

Discontinuance Of A Basket Index; Alteration Of Method Of Calculation

If an index sponsor of a basket index discontinues publication of such basket index, or if the index sponsor of the MSCI Taiwan Index terminates the license agreement for the MSCI Taiwan Index and we do not have the right to use the MSCI Taiwan Index after any such termination, and such index sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued or otherwise unavailable basket index, then any subsequent closing level of that basket index will be determined by reference to the level of such successor index or substitute index (in any such case, referred to herein as a “successor basket index”) on the date that any closing level of such basket index is to be determined.

Upon any selection by the calculation agent of a successor basket index, we will promptly give notice to the holders of the notes.

If an index sponsor of a basket index discontinues publication of such basket index, or if the index sponsor of the MSCI Taiwan Index terminates the license agreement for the MSCI Taiwan Index and we do not have the right to use the MSCI Taiwan Index after any such termination, prior to, and such discontinuance or such other unavailability is continuing on, the date that the closing level of such basket index is to be determined and the calculation agent determines that no successor basket index is available at such time, then, on such date, the calculation agent will determine the closing level of such basket index to be used in computing the final basket level. The closing level will be computed by the calculation agent in accordance with the formula for and method of calculating such basket index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such basket index on the primary organized exchange or trading system. As used herein, “closing price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

If a successor basket index is selected or the calculation agent calculates a closing level as a substitute for a basket index, such successor basket index or closing index level will be used as a substitute for such basket index for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, discontinuance of the publication of a basket index may adversely affect the value of the notes.

If the method of calculating a basket index or a successor basket index, or its closing level, is changed in a material respect, or if a basket index or a successor basket index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such basket index or such successor basket index had such changes or modifications not been made, then the calculation agent will, at the close of trading of the relevant exchanges on which the securities comprising such basket index or such successor basket index are traded on any date that the closing level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to such basket index or such successor basket index, as the case may be, as if such changes or modifications had not been made. The calculation agent will calculate the closing level of such basket index and the final basket level with reference to such basket index or such successor basket index, as adjusted. The “relevant exchange” for any security (or any combination thereof then underlying any basket index or any successor basket index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security. Accordingly, if the method of calculating a basket index or a successor basket index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the calculation agent will adjust such index in order to arrive at a level of such basket index or such successor basket index as if it had not been modified (for example, as if such split had not occurred).

Market Disruption Events

A “market disruption event” with respect to a basket index will occur on any day if the calculation agent determines, in its sole discretion, any of the following:

•	A material suspension or material limitation of trading in 20% or more of the underlying stocks which comprise such basket index or any successor basket index has been imposed by the relevant exchanges on which those securities are traded, at any time during the one- hour period preceding the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that relevant exchange or otherwise.

•	A material suspension or material limitation has occurred on that day, in each case during the one-hour period preceding the close of trading in options or futures contracts related to such basket index or any successor basket index, on the primary exchange on which those options or futures contracts are traded, whether by reason of movements in price exceeding levels permitted by the exchange or otherwise.

•	Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of such basket index or any successor basket index on the relevant exchanges on which those securities are traded, at any time during the one-hour period that ends at the close of trading on that day.

•	Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such basket index or any successor basket index on the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading on that day.

•	The closure of the relevant exchanges on which the securities that then comprise 20% or more of such basket index or any successor basket index are traded on or which futures or options contracts relating to such basket index or any successor basket index are traded prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchanges and (2) the submission deadline for orders to be entered into the relevant exchanges for execution at the close of trading on that day.

For purposes of determining whether a market disruption event has occurred:

•	the relevant percentage contribution of a security to the level of a basket index or any successor index will be based on a comparison of (x) the portion of the level of such basket index attributable to that security and (y) the overall level of such basket index, in each case immediately before the occurrence of the market disruption event; and

•	“close of trading” means in respect of any relevant exchange, the scheduled weekday closing time on a day on which the relevant exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside the regular trading session hours.

Under certain circumstances, the duties of Wells Fargo Securities, LLC as the calculation agent in determining the existence of market disruption events could conflict with the interests of Wells Fargo Securities, LLC as an affiliate of the issuer of the notes.

Hypothetical Returns

The table below illustrates, for a range of hypothetical final basket levels:

•	the hypothetical final basket level;

•	the hypothetical percentage change of the final basket level from the initial basket level;

•	the hypothetical additional amount per $1,000 note;

•	the hypothetical total amount payable at stated maturity per $1,000 note;

•	the hypothetical pre-tax total rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical Final Basket Level		Hypothetical Percentage Change of Final Basket Level From Initial Basket Level	Hypothetical Additional Amount Per $1,000 Note	Hypothetical Total Amount Payable At Stated Maturity Per $1,000 Note	Hypothetical Pre-Tax Total Rate of Return	Hypothetical Pre-Tax Annualized Rate of Return(1)
155.00		55%	$632.50	$1,632.50	63.25%	12.62%
145.00		45%	$517.50	$1,517.50	51.75%	10.69%
135.00		35%	$402.50	$1,402.50	40.25%	8.63%
125.00		25%	$287.50	$1,287.50	28.75%	6.41%
115.00		15%	$172.50	$1,172.50	17.25%	4.01%
105.00		5%	$57.50	$1,057.50	5.75%	1.40%
100.00	(2)	0%	—	$1,000.00	0.00%	0.00%
95.00		-5%	—	$1,000.00	0.00%	0.00%
85.00		-15%	—	$1,000.00	0.00%	0.00%
80.00		-20%	—	$950.00	-5.00%	-1.28%
75.00		-25%	—	$900.00	-10.00%	-2.61%
65.00		-35%	—	$800.00	-20.00%	-5.49%
55.00		-45%	—	$700.00	-30.00%	-8.71%
45.00		-55%	—	$600.00	-40.00%	-12.36%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis.
(2)	The initial basket level.

The above figures and graph are for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rate of return will depend entirely on the final basket level. In particular, the final basket level could be lower or higher than those reflected in the table.

Your return on the notes will not reflect the return you would have realized if you had actually owned the stocks included in the basket indices because the basket does not reflect the value of dividends paid on those stocks.

You should compare the features of the notes to other available investments before deciding to purchase the notes. Due to the uncertainty concerning the final basket level, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by us or by others. Your should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the notes and may appoint agents to assist it in the performance of it duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The calculation agent will determine the amount you receive at maturity of the notes. In addition, the calculation agent will:

•	determine if adjustments are required to the closing level of a basket index under various circumstances; see “—Discontinuance of a Basket Index; Alteration of Method of Calculation;”

•	if publication of a basket index is discontinued or if we no longer have rights to use the MSCI Taiwan Index after any termination by MSCI of the license agreement, select a successor basket index or, if no successor basket index is available, determine the closing levels; see “—Discontinuance of a Basket Index; Alteration of Method of Calculation;’’ and

•	determine whether a market disruption event has occurred; see “—Market Disruption Events.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Events Of Default And Acceleration

If an event of default with respect to any notes has occurred and is continuing, the amount payable to you upon any acceleration permitted under the indenture per $1,000 note will be calculated in the same manner described in “—Payment On The Stated Maturity Date,” except that the amount will be calculated as though the date of acceleration was the valuation date; provided, however, if such date is not a trading day or if a market disruption event has occurred or is continuing on that day, the next trading day on which there is not a market disruption event will be deemed to be the valuation date. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a note may be limited under Section 502(b)(2) of Title 11 of the United States Code. The notes will not bear a default rate of interest after an acceleration under the indenture.

No Listing

The notes will not be listed or displayed on any securities exchange or any electronic communications network.

THE BASKET

The basket will represent a weighted portfolio of the following six selected indices, with each basket index having the weighting noted parenthetically: Dow Jones STOXX 50 Index (50%); Nikkei 225 Index (25%); S&P/ASX 200 Index (10%); Korea Stock Price Index (KOSPI) 200 (5%); Amex Hong Kong 30 Index (5%); and MSCI Taiwan Index (5%). The value of the basket will increase or decrease depending upon the performance of the basket indices. For more information regarding the basket indices, see “The Dow Jones STOXX 50 Index,” “The Nikkei 225 Index,” “The S&P/ASX 200 Index,” “The Korea Stock Price Index (KOSPI) 200,” “The Amex Hong Kong 30 Index,” and “The MSCI Taiwan Index.”

The basket is not a recognized market index. The basket was created solely for the purposes of the offering of the notes and will be calculated solely during the term of the notes. The basket does not reflect the performance of all major non-U.S. securities markets, and may not reflect actual international market performance.

The following graph sets forth the historical performance of the basket from January 1993 through October 2007, assuming that the basket was constructed on January 1, 1993 and that each of the basket indices had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical basket levels, as calculated solely for the purposes of the offering of the notes, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the basket levels during any period shown below is not an indication that the percentage change in the basket level is more likely to be positive or negative during the term of the notes. The historical levels do not give an indication of future levels of the basket.

THE DOW JONES STOXX 50® INDEX

General

We have obtained all information contained in this prospectus supplement regarding the Dow Jones STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, STOXX, Limited (“STOXX”). STOXX has no obligation to continue to publish, and may discontinue publication of, the Dow Jones STOXX 50 Index. The consequences of STOXX discontinuing publication of the Dow Jones STOXX 50 Index are described in “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.” We make no representation or warranty as to the accuracy or completeness of any information relating to the Dow Jones STOXX 50 Index.

The Dow Jones STOXX 50 Index was created by STOXX Limited, a joint venture between Deutsche Boerse Group, Dow Jones & Company and SWX Group. The Dow Jones STOXX 50 Index was introduced on February 28, 1998, based on an initial value of 1,000 as of December 31, 1991.

Index Composition and Maintenance

The Dow Jones STOXX 50 Index is composed of 50 component stocks of sector leaders in Europe, which includes stocks selected from Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the UK. The component stocks have a high degree of liquidity and represent the 50 sector leaders from the stocks in the DJ STOXX 600 Index, which covers the largest 600 companies in the DJ STOXX Total Market Index. The Dow Jones STOXX 50 Index captures approximately 50% of the free float market capitalization of the Dow Jones STOXX Total Market Index, which in turn covers approximately 95% of the free float market capitalization of the represented countries.

The composition of the Dow Jones STOXX 50 Index is reviewed annually in September, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September, changes to the component stocks are implemented on the third Friday in September and any changes are effective the following trading day. Changes in the composition of the Dow Jones STOXX 50 Index are made to ensure that the Dow Jones STOXX 50 Index includes the 50 market sector leaders from within the Dow Jones STOXX 600 Index.

The free float factors for each component stock used to calculate the Dow Jones STOXX 50 Index are reviewed on a quarterly basis. Changes in the underlying data of the index (i.e. new number of shares, new free float, new weighting cap factors, and new weighting factors) are announced two trading days before implementation. Changes in the underlying data are implemented on the third Friday in September.

The Dow Jones STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Calculation of the Dow Jones STOXX 50 Index

The Dow Jones STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Dow Jones STOXX 50 Index adjusted base date market capitalization of the Dow Jones STOXX 50 Index	x	1,000

The “free float market capitalization of the Dow Jones STOXX 50 Index” is equal to the sum of the products of the closing price, the number of shares, free float factor and the cap factor for each component stock as of the time the Dow Jones STOXX 50 Index is being calculated. The cap factor limits the weight of a component within the Dow Jones STOXX 50 Index to a maximum of 10%.

The Dow Jones STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the Dow Jones STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split:

Adjusted price = closing price * A/B

New number of shares = old number of shares * B/A

Divisor: no change

(2) Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(3) Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(4) Stock dividend of another company:

Adjusted price = (closing price * A - price of other company * B) / A

Divisor: decreases

(5) Return of capital and share consolidation:

Adjusted price = (closing price - capital return announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(7) Spin-off:

Adjusted price = (closing price * A - price of spun-off shares * B) / A

Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•	If A is not equal to one, all the following “new number of shares” formulas need to be divided by A:

•	If rights are applicable after stock distribution (one action applicable to another):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) /

((A + B) * (1 + C / A))

New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

•	If stock distribution is applicable after rights (one action applicable to another):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

•	Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

Historical Information

Since its inception, the Dow Jones STOXX 50 Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Dow Jones STOXX 50 Index in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The following graph sets forth the end-of-month closing levels of the Dow Jones STOXX 50 Index for the period from January 1993 through September 2007, and for the period from October 1, 2007 to October 31, 2007. The closing level on October 31, 2007 was 3885.12.

The following table sets forth the high and low closing levels, as well as the end-of-period closing levels, of the Dow Jones STOXX 50 Index for each quarter in the period from January 1, 1997 through September 30, 2007, and for the period from October 1, 2007 to October 31, 2007.

	High	Low	Period-End
1997
First Quarter	2141.80	1823.55	2116.57
Second Quarter	2456.74	2023.30	2425.08
Third Quarter	2719.92	2433.49	2637.42
Fourth Quarter	2699.38	2334.84	2633.63
1998
First Quarter	3253.08	2574.51	3229.29
Second Quarter	3440.00	3093.85	3417.88
Third Quarter	3646.04	2709.61	2709.61
Fourth Quarter	3348.48	2433.07	3320.25
1999
First Quarter	3615.93	3260.29	3566.53
Second Quarter	3863.74	3549.33	3747.38
Third Quarter	3944.72	3491.39	3629.61
Fourth Quarter	4742.42	3564.89	4742.42
2000
First Quarter	5166.01	4342.51	5059.11
Second Quarter	5183.24	4708.12	4832.67
Third Quarter	5182.37	4780.34	4780.34
Fourth Quarter	4991.94	4463.82	4557.13
2001
First Quarter	4571.37	3729.63	4004.89
Second Quarter	4377.09	3853.90	4057.64
Third Quarter	4132.64	2915.64	3339.91
Fourth Quarter	3722.09	3243.78	3706.93
2002
First Quarter	3707.12	3427.57	3695.24
Second Quarter	3666.67	2890.49	3060.91
Third Quarter	3087.37	2274.60	2314.96
Fourth Quarter	2684.91	2277.00	2407.51
2003
First Quarter	2530.74	1909.05	2098.89
Second Quarter	2501.91	2138.11	2395.47
Third Quarter	2562.22	2340.46	2386.92
Fourth Quarter	2660.37	2427.06	2660.37
2004
First Quarter	2804.06	2608.38	2663.32
Second Quarter	2795.53	2626.96	2687.68
Third Quarter	2724.03	2541.84	2668.47
Fourth Quarter	2798.19	2638.92	2774.77
2005
First Quarter	2942.49	2763.16	2866.08
Second Quarter	3072.31	2805.43	3036.54
Third Quarter	3267.27	3034.24	3261.30
Fourth Quarter	3370.84	3123.82	3349.10
2006
First Quarter	3548.68	3326.53	3507.13
Second Quarter	3595.30	3204.35	3378.85
Third Quarter	3553.53	3288.00	3551.04
Fourth Quarter	3739.41	3545.05	3697.22
2007
First Quarter	3841.19	3504.87	3708.80
Second Quarter	3991.83	3713.02	3946.98
Third Quarter	3998.93	3546.67	3820.33
October 1, 2007 to October 31, 2007	3932.44	3777.24	3885.12

License Agreement

Wells Fargo & Company and STOXX have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company, in exchange for a fee, of the right to use the Dow Jones STOXX 50 Index in connection with the issuance of the notes.

STOXX has trade name and trademark rights to STOXX® and STOXX 50®. Dow Jones STOXX 50 Index is a trademark of Dow Jones & Company, Inc.

STOXX and Dow Jones & Company, Inc. have no relationship to us, other than the licensing of the Dow Jones STOXX 50 Index and the related trademarks for use in connection with the notes.

STOXX and Dow Jones & Company, Inc. do not:

•	sponsor, endorse, sell or promote the notes;

•	recommend that any person invest in the notes or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;

•	have any responsibility or liability for the administration, management or marketing of the notes; nor

•	consider the needs of the notes or the owners of the notes in determining, composing or calculating the Dow Jones STOXX 50 Index or have any obligation to do so.

STOXX and Dow Jones & Company, Inc. will not have any liability in connection with the notes. Specifically,

•	STOXX and Dow Jones & Company, Inc. do not make any warranty, express or implied and disclaim any and all warranty about:

•	the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the Dow Jones STOXX 50 Index and the data included in the Dow Jones STOXX 50 Index;

•	the accuracy or completeness of the Dow Jones STOXX 50 Index and its data; and

•	the merchantability and the fitness for a particular purpose or use of the Dow Jones STOXX 50 Index and its data;

•	STOXX and Dow Jones & Company, Inc. will have no liability for any errors, omissions or interruptions in the Dow Jones STOXX 50 Index or its data; and

•

under no circumstances will STOXX or Dow Jones & Company, Inc. be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones & Company, Inc. know that they might occur.

The licensing agreement between Wells Fargo & Company and STOXX is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

THE NIKKEI 225® INDEX

General

We obtained all information contained in this prospectus supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc., formerly known as Nihon Keizai Shimbun, Inc., and Nikkei Digital Media, Inc. (collectively referred to herein as “Nikkei”). Nikkei has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index. The consequences of Nikkei discontinuing publication of the Nikkei 225 Index are described in “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.” We make no representation or warranty as to the accuracy or completeness of any information relating to the Nikkei 225 Index.

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”) and represents a broad cross-section of Japanese industry. All 225 of the stocks underlying the Nikkei 225 Index are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore International Monetary Exchange Ltd., the Osaka Securities Exchange and the Chicago Mercantile Exchange.

Computation of the Nikkei 225 Index

While Nikkei currently employs the following methodology to calculate the Nikkei 225 Index, the Nikkei may modify or change such methodology in the future. The Nikkei 225 Index is a modified, price-weighted index. Each stock’s weight in the Nikkei 225 Index is based on its price per share rather than the total market capitalization of the issuer. Nikkei calculates the Nikkei 225 Index by multiplying the per share price of each underlying stock by the corresponding weighting factor for that underlying stock (a “weight factor”), calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set on May 16, 1949 at 225, was 24.293 as of April 3, 2007, and is subject to periodic adjustments as set forth below. Each weight factor is computed by dividing (¥)50 by the par value of the relevant underlying stock, so that the share price of each underlying stock when multiplied by its weight factor corresponds to a share price based on a uniform par value of (¥)50. Each weight factor represents the number of shares of the related underlying stock, which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the underlying stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity of the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the underlying stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any underlying stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weight factor and divided by the new divisor, i.e., the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change.

Underlying stocks may be deleted or added by Nikkei. However, to maintain continuity in the Nikkei 225 Index, the policy of Nikkei is generally not to alter the composition of the underlying stocks except when an underlying stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the underlying stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. In addition, a component stock transferred to the “Kanri-Post” (post for stock under supervision) is in principle a candidate for deletion. Underlying stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei. Upon deletion of a stock from the Nikkei 225 Index, Nikkei will select, in accordance with certain criteria established by it, a replacement for the deleted underlying stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the underlying stocks. As a result, an existing underlying stock with low trading volume and not representative of a market will be deleted.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. The TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, and these limitations may, in turn, adversely affect the value of the notes.

Historical Information

Since its inception, the Nikkei 225 Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Nikkei 225 Index in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The following graph sets forth the end-of-month closing levels of the Nikkei 225 Index for the period from January 1993 through September 2007, and for the period from October 1, 2007 to October 31, 2007. The closing level on October 31, 2007 was 16737.63.

The following table sets forth the high and low closing levels, as well as the end-of-period closing levels, of the Nikkei 225 Index for each quarter in the period from January 1, 1997 through September 30, 2007, and for the period from October 1, 2007 to October 31, 2007.

	High	Low	Period-End
1997
First Quarter	19,070.07	17,303.65	18,003.40
Second Quarter	20,681.07	17,485.75	20,604.96
Third Quarter	20,575.26	17,683.27	17,887.71
Fourth Quarter	17,842.16	14,775.22	15,258.74
1998
First Quarter	17,264.34	14,664.44	16,527.17
Second Quarter	16,536.66	14,715.38	15,830.27
Third Quarter	16,731.92	13,406.39	13,406.39
Fourth Quarter	15,207.77	12,879.97	13,842.17
1999
First Quarter	16,378.78	13,232.74	15,836.59
Second Quarter	17,782.79	15,972.68	17,529.74
Third Quarter	18,532.58	16,821.06	17,605.46
Fourth Quarter	18,934.34	17,254.17	18,934.34
2000
First Quarter	20,706.65	18,168.27	20,337.32
Second Quarter	20,833.21	16,008.14	17,411.05
Third Quarter	17,614.66	15,626.96	15,747.26
Fourth Quarter	16,149.08	13,423.21	13,785.69
2001
First Quarter	14,032.42	11,819.70	12,999.70
Second Quarter	14,529.41	12,574.26	12,969.05
Third Quarter	12,817.41	9,504.41	9,774.68
Fourth Quarter	11,064.30	9,924.23	10,542.62
2002
First Quarter	11,919.30	9,420.85	11,024.94
Second Quarter	11,979.85	10,074.56	10,621.84
Third Quarter	10,960.25	9,075.09	9,383.29
Fourth Quarter	9,215.56	8,303.39	8,578.95
2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64
2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76
2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43
2006
First Quarter	17,059.66	15,341.18	17,059.66
Second Quarter	17,563.37	14,218.60	15,505.18
Third Quarter	16,385.96	14,437.24	16,127.58
Fourth Quarter	17,225.83	15,725.94	17,225.83
2007
First Quarter	18,215.35	16,642.25	17,287.65
Second Quarter	18,240.30	17,028.41	18,138.36
Third Quarter	18,261.98	15,273.68	16,785.69
October 1, 2007 to October 31, 2007	17,458.98	16,284.17	16,737.63

License Agreement

Wells Fargo & Company and Nikkei Digital Media, Inc. have entered into a non-exclusive license agreement providing for the license to Wells Fargo & Company, in exchange for a fee, of the right to use the Nikkei 225 Index in connection with the notes.

The license agreement between Nikkei Digital Media, Inc. and us provides that the following language must be stated in this prospectus supplement:

“The notes are not in any way sponsored, endorsed or promoted by Nikkei Inc. or Nikkei Digital Media, Inc. Neither Nikkei Inc. nor Nikkei Digital Media, Inc. makes any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the level of the Nikkei 225 Index on any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by Nikkei Digital Media, Inc. as authorized and commissioned by Nikkei Inc. However, neither Nikkei Inc. nor Nikkei Digital Media, Inc. shall be liable to any person for any error in the Nikkei 225 Index and neither Nikkei Inc. nor Nikkei Digital Media, Inc. shall be under any obligation to advise any person, including any purchaser or vendor of the notes, of any error therein.”

In addition, neither Nikkei Inc. nor Nikkei Digital Media, Inc. gives any assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and neither Nikkei Inc. nor Nikkei Digital Media, Inc. is under any obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

THE S&P/ASX 200® INDEX

General

We have obtained all information contained in this prospectus supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). S&P has no obligation to continue to publish, and may discontinue publication of, the S&P/ASX 200 Index. The consequences of S&P discontinuing publication of the S&P/ASX 200 are described in “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.” We make no representation or warranty as to the accuracy or completeness of any information relating to the S&P/ASX 200 Index.

The S&P/ASX 200 Index, together with the entire S&P/ASX index series, was launched in the Australian market in April 2000. The launch of these indices coincided with S&P’s taking over the index business, formerly owned and managed by the Australian Securities Exchange (“ASX”). Only stocks listed on the Australian Stock Exchange (“ASX”) are eligible for inclusion, and as such the S&P/ASX 200 Index is intended to provide an investable benchmark for the Australian equity market and represents approximately 80% of Australian equity market capitalization. The S&P/ASX 200 Index is a float-adjusted capitalization weighted index, meaning that each underlying stock’s weight in the index is based on its free float-adjusted market capitalization. The S&P/ASX 200 Index is composed of the 200 largest index eligible stocks listed on the ASX, all of which must meet certain liquidity requirements. S&P chooses companies for inclusion in the S&P/ASX 200 Index with an aim of providing broad market representation, while maintaining underlying investability and liquidity.

Index Composition and Maintenance

The calculation of the value of the S&P/ASX 200 Index is based on the relative float-adjusted aggregate market capitalization of the stocks of 200 companies in the Australian market (the “Component Stocks”) as of a particular time as compared to the base value of the S&P/ASX 200 Index. The index market capitalization for each Component Stock is calculated by multiplying the company’s stock price times the number of ordinary shares times the investable weight factor (as discussed below). Calculations for the S&P/ASX 200 Index are based on stock prices taken from the ASX.

Component Stocks of the S&P/ASX 200 Index are determined after an analysis of the liquidity, free float and market capitalization of each eligible stock. A constituent of the S&P/ASX 200 Index must be sufficiently liquid to enable institutional investors to buy in and sell out of the company without severely distorting the share price of that stock. The S&P Australian Index Committee (the “Committee”) assesses whether a company has sufficient liquidity to be eligible for the S&P/ASX 200 Index by analyzing each company’s free float and daily share turnover. Free float is defined as the portion of shares not being held by the following: (i) government and government agencies, (ii) controlling and strategic shareholders/partners, (iii) any other entities or individuals which hold more than 5%, excluding some financial institutions and funds and (iv) other restricted portions such as treasury stocks. Stocks are deemed ineligible for inclusion in the S&P/ASX 200 if their free float is less than 30%. In addition, the Committee considers market capitalization, as adjusted for free float, and an investable weight factor is used in the adjustment process. The Committee considers average float-adjusted market capitalization over a six-month period when assessing whether a company’s market capitalization is sufficient for the company to be represented in the S&P/ASX 200.

The Committee is responsible for deciding all matters relating to methodology, construction, maintenance, constituent selection and index procedures for the S&P/ASX Index. The Committee makes decisions based on all publicly available information and follows a set of published guidelines for maintaining the S&P/ASX 200 Index. S&P chairs the Committee, which is comprised of five members representing S&P and ASX. In maintaining the S&P/ASX 200 Index, the Committee considers the guiding principle of minimizing changes to the index portfolio. The Committee deletes Component Stocks from the S&P/ASX 200 Index for reasons including acquisitions, insufficient market capitalization, insufficient liquidity, liquidation or insolvency and company restructurings. Additions to the S&P/ASX 200 Index are triggered only by deletions, and are evaluated using the criteria described above for the selection of Component Stocks. Initial public offerings may be eligible for inclusion prior to six months of data being available, but only if a deletion occurs and the Committee decides that the inclusion is justified.

The Committee rebalances the S&P/ASX 200 Index quarterly. Quarterly rebalances analyze market capitalization and liquidity over the previous six months. The Committee announces index deletions and replacements to the S&P/ASX 200 Index to the market on the first Friday of March, June, September and December. Quarterly changes become effective at the close of trade on the third Friday of March, June, September and December. The S&P/ASX 200 Index is also rebalanced, and investable weight factors are adjusted, on an as needed basis when significant corporate events occur.

S&P makes changes to the S&P/ASX 200 Index shares under the following circumstances: (i) when market-wide placements are at least 5% of the issued capital of the stock and greater than 50 million Australian dollars; (ii) shares issued as a result of dividend reinvestment plans; (iii) rights issues, bonus issues and other major corporate actions and; (iv) share issues resulting from index companies merging and major off-market buybacks.

The Australian Stock Exchange

Trading on the Australian Stock Exchange (“ASX”) is conducted through an automatic order matching and execution system called ITS, Integrated Trading System. ITS only executes orders automatically during normal trading, between 10:00 am and 4:00 pm, Sydney time, every day except Saturdays, Sundays and other days on which the ASX is closed. Pre-opening sessions take place from 7:00 am to 10:00 am, Sydney time. ITS does not trade orders until the market opens.

The ASX operates a market for securities, derivatives and fixed interest securities issued by listed companies. To protect the integrity of its market, ASX has standards for the behavior of listed entities through its Listing Rules. The Listing Rules govern the admission of companies to the official list, quotation of their securities, suspension of securities from quotation and removal of companies from the official list. The ASX has absolute discretion concerning the admission of an entity to the official list (and its removal) and quotation of its securities (and their suspension). ASX also has discretion whether to require compliance with the Listing Rules.

Historical Information

Since its inception, the S&P/ASX Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the S&P/ASX Index in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The following graph sets forth the end-of-month closing levels of the S&P/ASX 200 Index for the period from January 1993 through September 2007, and for the period from October 1, 2007 to October 31, 2007. The closing level on October 31, 2007 was 6754.10.

The following table sets forth the high and low closing levels, as well as the end-of-period closing levels, of the S&P/ASX 200 Index for each quarter in the period from January 1, 1997 through September 30, 2007, and for the period from October 1, 2007 to October 31, 2007.

	High	Low	Period-End
1997
First Quarter	2,444.00	2,321.20	2,360.50
Second Quarter	2,664.70	2,293.80	2,664.70
Third Quarter	2,718.20	2,515.70	2,703.10
Fourth Quarter	2,717.60	2,260.90	2,567.40
1998
First Quarter	2,733.00	2,492.00	2,686.00
Second Quarter	2,828.20	2,487.80	2,620.10
Third Quarter	2,758.90	2,402.80	2,511.30
Fourth Quarter	2,717.60	2,377.90	2,717.60
1999
First Quarter	2,896.30	2,704.10	2,867.00
Second Quarter	3,067.50	2,820.70	2,903.70
Third Quarter	3,053.90	2,817.00	2,817.00
Fourth Quarter	3,117.70	2,722.30	3,117.70
2000
First Quarter	3,276.40	2,999.30	3,133.30
Second Quarter	3,311.20	2,943.90	3,311.20
Third Quarter	3,372.40	3,188.60	3,298.80
Fourth Quarter	3,372.90	3,185.80	3,206.20
2001
First Quarter	3,364.30	3,145.30	3,147.20
Second Quarter	3,490.30	3,192.30	3,490.30
Third Quarter	3,450.00	2,924.60	3,049.50
Fourth Quarter	3,427.10	3,098.90	3,422.30
2002
First Quarter	3,497.60	3,384.40	3,414.80
Second Quarter	3,414.10	3,179.40	3,216.00
Third Quarter	3,258.40	2,970.90	2,970.90
Fourth Quarter	3,083.80	2,896.60	3,007.10
2003
First Quarter	3,077.00	2,700.40	2,885.20
Second Quarter	3,112.30	2,882.20	3,025.80
Third Quarter	3,235.30	3,028.40	3,169.50
Fourth Quarter	3,303.70	3,159.20	3,299.80
2004
First Quarter	3,438.40	3,262.00	3,415.30
Second Quarter	3,554.50	3,345.50	3,532.90
Third Quarter	3,665.00	3,468.30	3,665.00
Fourth Quarter	4,054.90	3,659.60	4,050.60
2005
First Quarter	4,266.40	4,029.90	4,109.90
Second Quarter	4,312.20	3,947.10	4,277.50
Third Quarter	4,671.70	4,229.20	4,641.20
Fourth Quarter	4,772.50	4,357.20	4,763.40
2006
First Quarter	5,129.70	4,776.00	5,129.70
Second Quarter	5,364.50	4,838.90	5,073.90
Third Quarter	5,154.10	4,900.10	5,154.10
Fourth Quarter	5,669.90	5,142.70	5,669.90
2007
First Quarter	6,044.00	5,502.00	5,995.00
Second Quarter	6,396.90	5,915.80	6,274.90
Third Quarter	6,567.80	5,671.00	6,567.80
October 1, 2007 to October 31, 2007	6,792.10	6,563.70	6,754.10

License Agreement

Wells Fargo & Company and S&P have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company, in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with the issuance of the notes.

The license agreement between Wells Fargo & Company and S&P provides that the following language must be stated in this prospectus supplement:

“The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to Wells Fargo & Company or the notes. S&P has no obligation to take the needs of Wells Fargo & Company or the holders of the notes into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the notes, prices at which the notes are to be initially sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P does not guarantee the accuracy and/or the completeness of the S&P/ASX 200 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by Wells Fargo & Company, holders of the notes or any other person or entity from the use of the S&P/ASX 200 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P/ASX 200 Index or any data included therein. Without limiting the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.”

THE KOREA STOCK PRICE INDEX (KOSPI) 200

General

We obtained all information contained in this prospectus supplement regarding the Korea Stock Price Index 200 (“KOSPI 200”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, the Korea Exchange (“KRX”). The KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200. The consequences of KRX discontinuing the KOSPI 200 are described in “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.” We make no representation or warranty as to the accuracy or completeness of any information relating to the KOSPI 200.

The KOSPI 200 is published by the KRX and is a market capitalization weighted index of 200 constituent stocks listed on the Korea Exchange-Stock Market Division (“KRX-Stock Market”). The KOSPI 200 has been calculated and published since June 15, 1994 with a base date of January 3, 1990.

Index Composition and Maintenance

Constituent stocks included in the KOSPI 200 must be issued by companies classified into one of eight industry groups: fisheries, mining, manufacturing, electricity & gas, construction, services, post & communication and finance. In addition to falling within one of these industry groups, the issuer of any constituent stock must have a market capitalization of at least 1% of the total market capitalization of the KRX-Stock Market. Certain stocks are excluded from the KOSPI 200:

•	stocks designated as administrative issues;

•	stocks designated as liquidation issues;

•	stocks issued by securities investment companies;

•	stocks initially listed or relisted after May 1 of the year preceding the year of the regular realignment review date; and

•	any other stocks deemed to be unsuitable for the KOSPI 200.

Prior to selecting constituent stocks for inclusion in the KOSPI 200, the average yearly market capitalization is obtained by dividing total market capitalization by twelve. Total market capitalization is calculated by multiplying the closing price of the listed common shares on the last trading day of each month by the number of listed common shares for one year beginning at the end of April of the year preceding the selection date. The sum of the daily trading value is also obtained for the same period.

The constituent stocks of the KOSPI 200 are selected first from those classified in non-manufacturing industries, and then from those in manufacturing industries.

The constituent stocks from the non-manufacturing industry group are selected in accordance with the following guidelines:

•

Selection is made by ranking average monthly market capitalization, while ensuring that the accumulated market capitalization of the selected stocks is at least 70% of the total market capitalization of the same industry group.

•

However, if the selected stock’s annual trading volume is below 85% of the stocks included within the same industry group, such stock is excluded and the next ranking stock in market capitalization and which satisfies the trading volume requirements will be selected.

The constituent stocks from the manufacturing industry group, to the extent that the number of constituent stocks from non-manufacturing industry groups has not reached 200, are selected in order of market capitalization. Stocks whose annual trading volume is below 85% of those stocks included within the manufacturing group are excluded. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume requirements.

Notwithstanding anything above, if a stock is within the top 50 in terms of market capitalization within its industry group, such stock will be reviewed by the KOSPI Maintenance Committee and may be included in the KOSPI 200. In making such determination, the KOSPI Maintenance Committee will take into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the relevant stock.

The constituent stocks of the KOSPI 200 are subject to both regular and special realignment. Regular realignment occurs annually while special realignment may occur at any time when a constituent stock is deemed inadequate for inclusion in the KOSPI 200 due to its delisting, designation as administrative stock, merger or other similar occurrences. Upon a special realignment, stocks are selected in ranking order from a replacement list by industry group chosen beforehand during regular realignment. In the event that the replacement list does not include stock for a particular industry, the stock will be replenished from the manufacturing industry group.

Realignment is restricted to replace as few constituent stocks as possible in order to maintain the consistency of the KOSPI 200. In addition, regular realignment is performed in accordance with the following provisions:

•

Even if an existing constituent stock does not satisfy the criteria for selection, it will not be removed if its industry market capitalization does not exceed 110% of the number of constituents for that industry group in the year under review;

•

Even though a stock may otherwise satisfy the criteria for selection, its rank in market capitalization must be within 90% of the KOSPI 200 constituents of the same industry group during the year under review; and

•	If a stock qualifies for inclusion based on the 90% test referenced above, it will not be included if no other stocks exceed the 110% threshold as described above.

Calculation of the KOSPI 200

The KOSPI 200 is calculated by multiplying (i) the current market capitalization of all constituent stocks (obtained by multiplying the common stock price for such constituent stock by the total number of its outstanding shares) divided by the base market capitalization, by (ii) 100. The KOSPI 200 has a base index value of 100.

The Korea Exchange

The Korea Exchange (“KRX”) was established on January 27, 2005 by the consolidation of three domestic exchanges: Korea Stock Exchange, KOSDAQ Market and the Korea Futures Exchange. The KRX-Stock Market became fully automated beginning in 1997. Trading is open from 9:00 am to 3:00 pm, Monday through Friday, excluding certain holidays.

The KRX seeks to maintain a fair and orderly market for the protection of investors. The KRX has imposed a limit on the range that the price of an individual stock can change during a day. In addition, the KRX may also temporarily suspend trading in an individual stock if the price and/or trading of such stock is expected to show radical movement in response to unidentified rumors or other news. In this case, trading may resume within 30 minutes after the company provides public disclosure regarding the matter. However, the KRX may continue to suspend trading if the rumors are not cleared upon the company’s disclosure or such disclosure reveals the potential existence of a criteria for de-listing.

Historical Information

Since its inception, the KOSPI 200 has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the KOSPI 200 in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The following graph sets forth the end-of-month closing levels of the KOSPI 200 for the period from January 1993 through September 2007, and for the period from October 1, 2007 to October 31, 2007. The closing level on October 31, 2007 was 260.42.

The following table sets forth the high and low closing levels, as well as the end-of-period closing levels, of the KOSPI 200 for each quarter in the period from January 1, 1997 through September 30, 2007, and for the period from October 1, 2007 to October 31, 2007.

	High	Low	Period-End
1997
First Quarter	75.58	62.70	68.72
Second Quarter	83.00	67.54	77.50
Third Quarter	82.38	65.42	68.07
Fourth Quarter	67.97	39.08	42.34
1998
First Quarter	67.96	45.75	55.28
Second Quarter	57.49	32.26	34.37
Third Quarter	42.74	33.17	35.45
Fourth Quarter	65.67	34.54	64.94
1999
First Quarter	73.83	57.52	71.84
Second Quarter	108.15	74.10	105.47
Third Quarter	122.48	100.71	100.71
Fourth Quarter	130.02	95.05	130.02
2000
First Quarter	133.66	101.93	108.03
Second Quarter	110.06	82.79	104.43
Third Quarter	107.80	68.56	76.37
Fourth Quarter	75.81	62.50	63.35
2001
First Quarter	79.47	65.16	65.16
Second Quarter	78.85	60.96	73.20
Third Quarter	73.45	58.03	58.91
Fourth Quarter	88.25	61.04	86.97
2002
First Quarter	112.68	88.63	111.84
Second Quarter	117.66	88.61	93.69
Third Quarter	101.05	81.37	81.37
Fourth Quarter	93.52	73.35	79.87
2003
First Quarter	84.92	65.64	68.05
Second Quarter	88.11	68.40	85.47
Third Quarter	98.87	86.15	89.55
Fourth Quarter	106.48	90.63	105.21
2004
First Quarter	119.28	106.65	115.98
Second Quarter	122.44	94.05	101.85
Third Quarter	110.42	93.19	107.69
Fourth Quarter	115.25	104.13	115.25
2005
First Quarter	131.97	112.71	124.78
Second Quarter	130.39	117.58	129.43
Third Quarter	159.06	130.54	157.55
Fourth Quarter	177.43	146.55	177.43
2006
First Quarter	182.39	168.04	176.21
Second Quarter	190.20	155.43	167.45
Third Quarter	178.32	159.69	178.05
Fourth Quarter	186.54	171.78	185.39
2007
First Quarter	190.19	174.99	187.60
Second Quarter	229.04	188.56	221.31
Third Quarter	253.93	208.57	247.20
October 1, 2007 to October 31, 2007	261.82	239.94	260.42

License Agreement

Wells Fargo Bank, N.A., an affiliate of Wells Fargo & Company, and the KRX have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo Bank, N.A. and certain of its affiliates, in exchange for a fee, of the right to use the KOSPI 200 in connection with the issuance of the notes.

The license agreement between Wells Fargo Bank, N.A. and KOSPI provides that the following language must be stated in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by Korea Exchange (“KRX”). KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KRX Indexes to track general stock market performance. KRX’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of KRX and of the KRX Indexes which is determined, composed and calculated by KRX without regard to Wells Fargo & Company or the notes. KRX has no obligation to take the needs of Wells Fargo & Company or the owners of the notes into consideration in determining, composing or calculating the KRX Indexes. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE AMEX HONG KONG 30 INDEX

General

We obtained all information contained in this prospectus supplement regarding the Amex Hong Kong 30 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information or directly from the American Stock Exchange LLC (“Amex”). That information reflects the policies of, and is subject to change by, the Amex. The Amex has no obligation to continue to publish, and may discontinue publication of, the Amex Hong Kong 30 Index. The consequences of the Amex discontinuing publication of the Amex Hong Kong 30 Index are described in “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.” We make no representation or warranty as to the accuracy or completeness of any information relating to the Amex Hong Kong 30 Index.

The Amex Hong Kong 30 Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on The Stock Exchange of Hong Kong Ltd. (the “HKSE”), which is designed to reflect the movement of the Hong Kong stock market as a whole. The Amex Hong Kong 30 Index was established on June 25, 1993. The Amex Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Index Composition and Maintenance

The Amex states that it selects securities comprising the Amex Hong Kong 30 Index based on their market weight, trading liquidity, and the representativeness of the business industries reflected on the HKSE. The Amex will require that each component security be one issued by an entity with major business interests in Hong Kong that is listed for trading on the HKSE, and that has its primary trading market located in a country with which the Amex has an effective surveillance sharing agreement. The Amex will remove any component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such failure occurs. To ensure that the Amex Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the Amex has established the following additional listing and maintenance criteria:

1. All component securities selected for inclusion in the Amex Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

2. All component securities selected for inclusion in the Amex Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (the total freely tradeable outstanding shares less insider holdings), based on a monthly average measured over the prior three-month period, of US$238 million, although up to, but no more than, three component securities may have a free float value of less than US$238 million, but in no event less than US$150 million, measured over the same period;

3. All component securities selected for inclusion in the Amex Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

4. All component securities selected for inclusion in the Amex Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six-month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six-month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

Beginning in 1994, the Amex began reviewing the Amex Hong Kong 30 Index’s component securities on a quarterly basis. This quarterly review is conducted on the last business day in January, April, July and October. Any component security failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any Amex Hong Kong 30 Index component stock failing this second review will be replaced by a “qualified” component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day. The Amex will notify its membership immediately after it determines to replace an Amex Hong Kong 30 Index component stock.

The Amex Hong Kong 30 Index will be maintained by the Amex and will contain at least thirty component stocks at all times. The Amex may change the composition of the Amex Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above.

The Stock Exchange of Hong Kong Ltd.

Trading on The Stock Exchange of Hong Kong Ltd. (the “HKSE”) is conducted through an Automatic Order Matching and Execution System. Trading is undertaken from 9:30 am to 10:00 am (pre-opening session), 10:00 am to 12:30 pm (morning session) and then from 2:30 pm to 4:00 pm (afternoon session) every day except Saturdays, Sundays and other days on which the HKSE is closed.

The HKSE has adopted certain measures to protect the interests of investors and maintain market order. When the HKSE considers it necessary, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may suspend trading when: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE believes there are insufficient securities in the hands of the public; (3) the HKSE believes that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; (4) the HKSE believes that the issuer or its business is no longer suitable for listing; or (5) the HKSE may delist securities if it believes an issuer has been suspended for a prolonged period of time and has failed to obtain restoration of its listing. The HKSE may also suspend the trading of individual stocks in certain limited and extraordinary circumstances until certain price-sensitive information has been disclosed to the public. In addition to suspensions by the HKSE, issuers may independently request that the HKSE suspend trading of their stocks in certain circumstances.

Historical Information

Since its inception, the Amex Hong Kong 30 Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Amex Hong Kong 30 Index in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The following graph sets forth the end-of-month closing levels of the Amex Hong Kong 30 Index for the period from January 1993 through September 2007, and for the period from October 1, 2007 to October 31, 2007. The closing level on October 31, 2007 was 1507.18.

The following table sets forth the high and low closing levels, as well as the end-of-period closing levels, of the Amex Hong Kong 30 Index for each quarter in the period from January 1, 1997 through September 30, 2007, and for the period from October 1, 2007 to October 31, 2007.

	High	Low	Period-End
1997
First Quarter	700.18	625.71	629.26
Second Quarter	760.48	604.67	760.48
Third Quarter	834.07	687.76	756.29
Fourth Quarter	760.31	455.93	537.60
1998
First Quarter	579.42	404.28	563.70
Second Quarter	557.21	362.96	416.55
Third Quarter	432.76	325.08	392.18
Fourth Quarter	537.19	376.68	496.12
1999
First Quarter	541.14	445.16	531.26
Second Quarter	682.98	537.29	660.60
Third Quarter	702.43	607.75	623.14
Fourth Quarter	834.36	594.11	834.36
2000
First Quarter	898.77	741.09	853.13
Second Quarter	829.79	669.17	788.12
Third Quarter	876.37	716.61	766.21
Fourth Quarter	795.58	682.70	745.30
2001
First Quarter	793.25	618.58	627.68
Second Quarter	675.08	592.95	634.09
Third Quarter	641.26	436.45	488.47
Fourth Quarter	587.96	484.72	565.55
2002
First Quarter	588.38	513.26	540.66
Second Quarter	589.04	510.37	522.32
Third Quarter	534.59	448.52	448.52
Fourth Quarter	505.87	440.39	460.73
2003
First Quarter	486.24	424.70	424.70
Second Quarter	495.07	414.52	471.82
Third Quarter	559.50	471.82	555.32
Fourth Quarter	624.90	555.32	624.90
2004
First Quarter	690.26	617.90	630.17
Second Quarter	645.77	548.19	610.37
Third Quarter	660.24	593.43	652.38
Fourth Quarter	713.69	638.11	711.09
2005
First Quarter	711.49	666.91	671.52
Second Quarter	711.45	664.51	706.91
Third Quarter	771.43	695.78	769.12
Fourth Quarter	767.13	709.78	744.57
2006
First Quarter	797.63	746.96	791.11
Second Quarter	863.12	764.15	812.44
Third Quarter	881.26	802.35	877.91
Fourth Quarter	969.07	877.91	969.07
2007
First Quarter	1,023.00	924.04	974.58
Second Quarter	1,070.79	974.29	1,060.52
Third Quarter	1,311.88	1,002.37	1,309.49
October 1, 2007 to October 31, 2007	1,527.30	1,299.87	1,507.18

License Agreement

Wells Fargo & Company and the Amex have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company, in exchange for a fee, of the right to use the Amex Hong Kong 30 Index in connection with the issuance of the notes.

The license agreement between Wells Fargo & Company and the Amex provides that the following language must be stated in this prospectus supplement:

“The Amex Index Hong Kong 30 Index (the “Index”) is sponsored by, and is a service mark of, the American Stock Exchange LLC (the “Exchange”). The Index is being used with the permission of the Exchange.

The Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and the Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.”

THE MSCI® TAIWAN INDEXSM

General

We obtained all information contained in this prospectus supplement regarding the MSCI Taiwan Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Taiwan Index. The consequences of MSCI discontinuing publication of the MSCI Taiwan Index are described in “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.” We make no representation or warranty as to the accuracy or completeness of any information relating to the MSCI Taiwan Index.

The MSCI Taiwan Index forms a part of the MSCI Standard Index series sponsored by MSCI and is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The MSCI Taiwan Index has a base date of December 31, 1987.

Index Composition and Maintenance

In order to select the component securities for the MSCI Taiwan Index, MSCI uses the following general guidelines:

(i)	define the universe of listed securities within Taiwan;

(ii)	adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)	classify securities into industry groups under the Global Industry Classification Standard (“GICS”); and

(iv)	select securities for inclusion according to MSCI’s index construction rules and guidelines.

Index construction begins with the identification of all listed securities for Taiwan. MSCI classifies a company and its securities in only one country, typically the country of incorporation. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds, equity derivatives and limited partnerships, are eligible for inclusion in the universe.

Once the universe of securities in Taiwan has been identified, MSCI calculates the free float-adjusted market capitalization of each security in that universe using publicly available information. The free float market capitalization adjustment process involves: (i) defining and estimating the free float available to foreign investors for each security using MSCI’s definition of free float (as described below); (ii) assigning a free float-adjustment factor to each security; and (iii) calculating the free float-adjusted market capitalization of each security. MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in public equity markets by international investors. Limitations on free float include strategic and other shareholdings not considered part of available free float and restrictions on share ownership for foreign investors.

In addition to the free float-adjustment of market capitalization, all securities in the Taiwanese universe are assigned to the industry that MSCI believes best describes their business activities. The

GICS provides a comprehensive classification scheme for industries worldwide which consists of 10 sectors, 24 industry groups, 67 industries, and 147 sub-industries. A company may only belong to one industry at each of these levels based on its principal business activity.

In order to ensure a broad and fair representation in the underlying index of diverse business activities, MSCI builds the MSCI Taiwan Index from the industry group level. MSCI targets an 85% free float-adjusted market representation level within each industry group within Taiwan. The security selection process within each industry group is based on the analysis of: (i) each company’s business activities and the diversification that its securities would bring to the underlying index; (ii) the size, based on free float-adjusted market capitalization and liquidity of the securities (MSCI targets for inclusion the most sizeable and liquid securities in an industry group); and (iii) the estimated free float for the company and its individual shares classes. In general, only securities of companies with estimated free float greater than or equal to 15% are considered for inclusion.

The MSCI Taiwan Index is maintained with the objective of reflecting changes in the relevant underlying equity markets on a timely basis. Emphasis is also placed on continuity, replicability and minimizing turnover in the MSCI Taiwan Index. Index maintenance can be described by three broad categories: (i) annual full country review that re-assess the various dimensions of the equity universe for Taiwan which are conducted on a fixed annual timetable with implementation of changes as of the close of the last business day in May; (ii) quarterly index reviews aimed at more promptly reflecting other significant market events with implementation of changes at the close of the last business day of February, August and November; and (iii) ongoing event-related changes, due to events such as mergers and acquisitions, which are generally implemented promptly as they occur. The results of annual, quarterly and ongoing index reviews are announced at least two weeks in advance of implementation.

In March 2007, MSCI announced that it would revise its index methodology by targeting an 85% free float-adjusted market representation level of the largest companies in Taiwan, based on free float-adjusted market capitalization, without regard to the industry group limits discussed above. The MSCI Taiwan Index will transition to the revised methodology in two phases. The full transition is expected to be completed in May 2008.

The Taiwan Stock Exchange

Trading on the Taiwan Stock Exchange (“TSE”) has been conducted through a fully automated securities system since 1993. Centralized market trading begins at 9:00 am and lasts until 1:30 pm, Monday through Friday. Orders may be entered beginning at 8:30 am and may be placed in person, by phone, facsimile or the Internet. An off-hour trading session lasts from 2:00-2:30 pm, Monday through Friday. The TSE is operated by the Taiwan Stock Exchange Corp (“TSEC”).

The TSEC has adopted certain measures to protect the rights and privileges of investors and to maintain a healthy and orderly market. A company applying for listing must meet certain requirements and must submit annual and quarterly reports to the TSEC. In unusual circumstances, the TSEC will conduct investigations on an issuer and may verify material information pertaining to listed companies. Upon the violation of various laws, TSEC regulations, or any other reasons deemed necessary, the TSEC may obtain permission from the appropriate Taiwanese authorities to suspend trading of the securities of a listed company. The TSEC may also obtain approval from Taiwanese authorities to de-list securities. Circumstances which may give rise to an issuer’s de-listing include, but are not limited to, the following: failure to comply with certain provisions of the Company Act of Taiwan; confirmation of bankruptcy, reorganization or receivership; substantial change in scope of business whereby the TSEC believes the issuer is no longer suitable for listing; suspension of trading (pursuant to TSEC regulations) for a period of more than six months; suspension of trading in the securities for a period of three months due to the existence of certain conditions outlined in the Securities and Exchange Act of Taiwan; cessation of business of the issuer or inability of the issuer to generate revenue; indication on registered financial reports of issuer negative net worth; corporate events such as a split or merger with another entity whereby such other entity does not satisfy the requirements for continued listing; material breach of the agreement for listing or the occurrence of fraud during the listing application process; or existence or occurrence of any other events requiring de-listing as determined by the TSEC.

Historical Information

Since its inception, the MSCI Taiwan Index has experienced significant fluctuations and therefore the results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the MSCI Taiwan Index in the future. We obtained the closing levels listed below from Bloomberg Financial Markets, and we believe such information to be accurate.

The following graph sets forth the end-of-month closing levels of the MSCI Taiwan Index for the period from January 1993 through September 2007, and for the period from October 1, 2007 to October 31, 2007. The closing level on October 31, 2007 was 380.86.

The following table sets forth the high and low closing levels, as wells as the end-of-period closing levels, of the MSCI Taiwan Index for each quarter in the period from January 1, 1997 through September 30, 2007, and for the period from October 1, 2007 to October 31, 2007.

	High	Low	Period-End
1997
First Quarter	362.01	300.74	334.39
Second Quarter	390.21	337.25	390.21
Third Quarter	435.94	367.54	367.54
Fourth Quarter	367.15	300.59	337.27
1998
First Quarter	383.47	302.11	367.80
Second Quarter	374.56	279.39	294.62
Third Quarter	309.34	232.62	260.39
Fourth Quarter	302.98	245.23	261.28
1999
First Quarter	306.53	234.98	299.89
Second Quarter	380.87	308.36	371.47
Third Quarter	375.87	298.35	335.98
Fourth Quarter	385.22	331.97	385.22
2000
First Quarter	453.78	381.88	432.65
Second Quarter	444.00	358.00	366.00
Third Quarter	379.00	285.00	285.00
Fourth Quarter	287.00	215.00	222.00
2001
First Quarter	283.00	228.00	260.00
Second Quarter	253.00	220.00	228.00
Third Quarter	229.00	158.00	165.00
Fourth Quarter	258.00	156.00	256.00
2002
First Quarter	282.99	246.39	277.77
Second Quarter	289.96	223.34	227.30
Third Quarter	240.93	178.84	178.86
Fourth Quarter	210.31	162.81	189.53
2003
First Quarter	216.15	181.33	184.08
Second Quarter	219.73	177.59	210.88
Third Quarter	258.49	217.56	250.04
Fourth Quarter	273.90	248.82	259.11
2004
First Quarter	300.55	261.11	277.02
Second Quarter	292.39	233.12	248.25
Third Quarter	249.84	224.29	243.79
Fourth Quarter	257.67	234.90	257.67
2005
First Quarter	261.15	240.29	247.50
Second Quarter	266.97	235.89	260.81
Third Quarter	271.34	247.38	256.41
Fourth Quarter	277.65	235.23	275.81
2006
First Quarter	285.78	267.98	279.69
Second Quarter	316.10	262.49	279.49
Third Quarter	289.53	258.49	286.23
Fourth Quarter	318.25	284.67	318.25
2007
First Quarter	323.31	293.69	312.84
Second Quarter	355.18	312.36	352.15
Third Quarter	378.97	313.12	363.90
October 1, 2007 to October 31, 2007	384.45	364.46	380.86

License Agreement

Wells Fargo & Company and MSCI have entered into a non-transferable, non-exclusive license agreement providing for the license to Wells Fargo & Company, in exchange for a fee, of the right to use the MSCI Taiwan Index in connection with the issuance of the notes.

MSCI has the right to terminate the license agreement under certain circumstances. In the event of any such termination, we will not be permitted to continue to use the MSCI Taiwan Index in connection with the notes and the calculation agent will select a successor index or otherwise calculate the closing level of the MSCI Taiwan Index. See “Description of the Notes—Discontinuance of a Basket Index; Alteration of Method of Calculation.”

The license agreement between Wells Fargo & Company and MSCI provides that the following language must be stated in this prospectus supplement:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE MSCI TAIWAN INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI TAIWAN INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI TAIWAN INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY WELLS FARGO & COMPANY. THE NOTES HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE NOTES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI TAIWAN INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI TAIWAN INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE NOTES ARE REDEEMABLE. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI TAIWAN INDEX FROM SOURCES THAT MSCI

CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE MSCI TAIWAN INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MSCI TAIWAN INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI TAIWAN INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE MSCI TAIWAN INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

SUPPLEMENTAL U.S. INCOME TAX CONSIDERATIONS

The following is a general description of certain United States federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all income tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States tax consequences of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

This section discusses the material United States federal income tax consequences of owning the notes and supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation (including an entity treated as a domestic corporation for United States federal income tax purposes), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a note for all tax purposes as a pre-paid cash-settled forward contract with respect to the basket, and the terms of the notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the notes. If the notes are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service), you will recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your notes will generally begin on the date after the issue date (i.e., the settlement date) for your notes and, if you hold your notes until maturity, your holding period will generally include the maturity date.

Alternative Treatments. Alternatively, it is possible that the notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your notes. In general, your adjusted tax basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale or maturity of your notes would be ordinary income, and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

If the notes are treated as a contingent debt instrument and you purchase your notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the notes, such discount or excess would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the notes should be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.

Backup Withholding and Information Reporting. In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments made to you on your notes. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your notes before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding will apply to any payments made to you on your notes if you fail to provide an accurate taxpayer identification number or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Non-United States Holders. If you are not a United States holder and the notes are characterized and treated for all tax purposes as pre-paid cash-settled forward contracts with respect to the basket, as discussed above, you will not be subject to United States withholding tax with respect to payments on your notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes unless you comply with certain certification and identification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate. Prospective holders of the notes that are not United States holders should consult their own tax advisors in this regard.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. See “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

We and Wells Fargo Securities, LLC have entered into an underwriting agreement, dated October 31, 2007, with respect to the notes. Subject to certain conditions, the underwriter has agreed to purchase all of the notes.

The notes will initially be offered to the public at the public offering price indicated on the cover page of this prospectus supplement. The underwriter may resell the notes to Wells Fargo Investments, LLC at the same price less a concession not in excess of 2.50% of the original public offering price of the notes. After the initial public offering of the notes is completed, the public offering price and concessions may be changed. The maximum discount or commission that may be received by any member of the Financial Industry Regulatory Authority for sales of securities pursuant to the accompanying prospectus, together with the reimbursement of any counsel fees by us, will not exceed 8.00%.

The notes are not being offered or sold in any member state of the European Union.

In connection with the offering, the rules of the SEC permit the underwriter to engage in various transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriter creates a short position in the notes in connection with the offering (that is, if it sells a larger number of the notes than is indicated on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriter make any representation that the underwriter will in fact engage in transactions described herein, or that those transactions, once begun, will not be discontinued without notice.

We expect that delivery of the notes will be made against payment therefor on or about November 7, 2007, which is the fifth business day following the date the notes are priced. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or on the next succeeding business day will be required, by virtue of the fact that the notes will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

The notes are a new issue of securities and there is currently no established trading market for the notes. Wells Fargo Securities, LLC has advised us that it and/or its affiliates may purchase notes from holders. However, neither Wells Fargo Securities, LLC nor any of its affiliates is obligated to do so. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

We will pay certain expenses, expected to be approximately $150,000, associated with the offer and sale of the notes.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Wells Fargo Securities, LLC is one of our affiliates. Sales of the notes will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Wells Fargo Securities, LLC and its affiliates may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the notes. Wells Fargo Securities, LLC and its affiliates may act as principal or agent in the transactions, and sales will be made at prices related to prevailing market prices at the time of sale.

Wells Fargo Securities, LLC engages in transactions with and performs services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the notes. Ms. Schaffner owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Sullivan & Cromwell LLP advised us as to certain United States federal income tax matters. Sidley Austin LLP, San Francisco, California will act as counsel for Wells Fargo Securities, LLC. Sidley Austin LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Sidley Austin LLP as to matters of New York law and as to certain matters of California law.

PROSPECTUS

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

Debt Securities

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Securities Warrants

We may also issue common stock upon conversion, exchange or exercise of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated June 19, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII, or the “trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, purchase contracts, units and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2005, including information specifically incorporated by reference into our Form 10-K from our 2005 Annual Report to Stockholders and our definitive Proxy Statement for our 2006 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed January 17, 2006, January 30, 2006, February 7, 2006, March 6, 2006, March 21, 2006, March 23, 2006, April 18, 2006, May 1, 2006 and May 17, 2006; and

•	the description of our common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

	Fiscal Year Ended December 31,					Quarter Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
Ratio of Earnings to Fixed Charges:

Excluding interest on deposits	2.63	4.96	5.76	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.63	3.68	2.51	2.91	2.12

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.62	4.95	5.74	5.92	4.03	4.61	3.47
Including interest on deposits	1.79	3.13	3.62	3.68	2.51	2.91	2.12

•	The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes and effects of changes in accounting principles*) +

                                  (fixed charges) – (capitalized interest)

(fixed charges)

•	The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows:

(income before income taxes and effects of changes in accounting principles*) +

                                  (fixed charges) – (capitalized interest)

(fixed charges) + (pretax earnings required to cover preferred stock dividends)

•	Pretax earnings required to cover preferred stock dividends are calculated as follows:

        preferred stock dividends

1 – (our effective income tax rate)

•	Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,
•	amortization of debt expense,
•	capitalized interest, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

•	Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

*The ratios for 2002 exclude a transitional goodwill impairment charge accounted for as a cumulative effect of change in accounting principle.

We have included these computations in compliance with SEC regulations. However, we believe that the fixed charge ratios are not meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

FOREIGN CURRENCY RISKS

You should consult your financial and legal advisors as to any specific risks entailed by an investment in securities that are denominated or payable in a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your “home currency.” These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates And Exchange Controls May Affect Securities’ Value Or Return

General Exchange Rate And Exchange Control Risks. An investment in a security that is denominated or payable in currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation of the currency in which a security is payable against your home currency would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.

There May Be Specific Exchange Rate Risks Applicable To Warrants And Purchase Contracts. Fluctuations in the rates of exchange between your home currency and other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iii) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any specified foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the specified currency for any security would not be available when payments of that security are due.

Alternative Payment Currency Used If Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we will make required payments in U.S. dollars on the basis of the market exchange rate. However, if the specified currency for any security is not available because the euro has been substituted for that currency, we will make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments On Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange agent identified in the applicable prospectus supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value Of A New York Judgment Involving Non-U.S. Dollar Denominated Securities

The securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and the U.S. dollar on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

Additional risks specific to particular securities will be detailed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be issued under an indenture dated as of July 21, 1999 between us and Citibank, N.A., as senior trustee, referred to herein as the “senior indenture,” and the subordinated debt securities will be issued under an indenture dated as of August 30, 1999 between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as subordinated trustee, referred to herein as the “subordinated indenture.”

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed each of these indentures as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date; and
•	any circumstances under which we may defer interest payments;

•	if the amount of principal or interest payable on the debt securities will be determined by reference to one or more indices, securities or baskets of securities, commodities or baskets of commodities, currency exchange rates, or any other market measure, information as to such indices, securities, commodities, baskets, currencies, or other market measures;

•	any terms on which the debt securities may be optionally or mandatorily converted or exchanged into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or the exchange;

•	the place or places where:

•	we can make payments on the debt securities;
•	the debt securities can be surrendered for registration of transfer or exchange; and
•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than Wells Fargo Bank, N.A., one of our affiliates;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in Minneapolis, Minnesota or any other place of payment. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book Entry,

Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

We will not be required to:

•	register the transfer of or exchange debt securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in Minneapolis, Minnesota maintained by us for that purpose. On the date of this prospectus, the paying agent for the debt securities issued under the indentures is Wells Fargo Bank, N.A., acting through its corporate trust office at 420 Montgomery Street, San Francisco, California 94163. We refer to Wells Fargo Bank, N.A., acting in this capacity for the debt securities, as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remain unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the security register; or

•	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in New York, New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent appointed by us unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. Unless otherwise specified in the applicable prospectus supplement, if the euro has been substituted for a specified currency, the debt securities will be redenominated in euro on a date determined by us, with a principal amount for each debt security equal to the principal amount of that debt security in the specified currency, converted into euro at the established rate (as defined below); provided that, if we determine after consultation with the paying agent that the then-current market practice in respect of redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the applicable trustee and the paying agent of such deemed amendment. The “established rate” means the rate for the conversion of the specified currency (including compliance with rules relating to rounding in accordance with applicable European Union regulations) into euro established by the Council of European Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union. We will give 30 days’ notice of the redenomination date to the paying agent and the applicable trustee.

Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the applicable indenture.

Discount Debt Securities. Some debt securities may be considered to be issued with original issue discount, which in most cases must be included in income for U.S. federal income tax purposes at a constant yield. We refer to these debt securities as “discount notes.” See the discussion under “Certain U.S. Federal Income Tax Considerations” below. In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “—Events of Default” below, the amount of principal due and payable on that debt security will be limited to:

•	the aggregate principal amount of the debt security multiplied by the sum of

•	its issue price, expressed as a percentage of the aggregate principal amount, plus

•	the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as any of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the proceeding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “Certain U.S. Federal Income Tax Considerations” below. In addition, see the applicable prospectus supplement for any additional considerations applicable to these debt securities.

Certain Definitions. The following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in New York, New York or Minneapolis, Minnesota, (b) for debt securities denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency, or (c) for debt securities denominated in Australian dollars, in Sydney, Australia, and (ii) for debt securities denominated in euro, that is also a TARGET Settlement Day.

The “depositary” means the depositary for global securities issued under an indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.

“Euro LIBOR debt securities” means LIBOR debt securities for which the index currency is euros.

“London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus to “euro” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Fixed Rate Debt Securities

Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount Of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the issue date or from and including the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If A Payment Date Is Not A Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to floating rate debt securities offered pursuant to this prospectus.

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following:

•	the CD rate;

•	the commercial paper rate;

•	EURIBOR;

•	the federal funds rate;

•	the federal funds (open) rate;

•	LIBOR;

•	the prime rate;

•	the Treasury rate;

•	the CMT rate; or

•	any other rate or interest rate formula specified in the applicable prospectus supplement.

Formula For Interest Rates. The interest rate on each floating rate debt security will be calculated by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating rate debt security, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security. The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations On Interest Rate. A floating rate debt security may also have either or both of the following limitations on the interest rate:

•	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest reset period, which we refer to as the “maximum interest rate”; and/or

•	a minimum limitation, or floor, on the rate of interest that may accrue during any interest reset period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

In addition, the interest rate on a floating rate debt security may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, is 25% per annum on a simple interest basis. These limits do not apply to floating rate debt securities of $2,500,000 or more.

How Floating Interest Rates Are Reset. The interest rate in effect from the issue date to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

•

for federal funds rate debt securities, federal funds (open) rate debt securities and prime rate debt securities, the interest determination date will be on the business day prior to the interest reset date;

•	for CD rate debt securities, commercial paper rate debt securities and CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

•	for EURIBOR debt securities or Euro LIBOR debt securities, the interest determination date will be the second TARGET Settlement Day prior to the interest reset date;

•

for LIBOR debt securities (other than Euro LIBOR debt securities), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to the interest reset date for a LIBOR debt security for which the index currency is pounds sterling will be the interest reset date;

•

for Treasury rate debt securities, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and provided, further, that if Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the following business day; and

•

for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable.

The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date or, if that day is not a business day, the next business day, or (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

How Interest Is Calculated. Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest as been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

Unless otherwise specified in the applicable prospectus supplement, the calculation agent for any issue of floating rate debt securities will be Wells Fargo Bank, N.A., one of our affiliates. We may appoint a successor calculation agent with the written consent of the paying agent, which consent shall not be unreasonably withheld. Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate debt security. The calculation agent will notify the paying agent of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

For a floating rate debt security, accrued interest will be calculated by multiplying the principal amount of the floating rate debt security by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

•

by 360, in the case of CD rate debt securities, commercial paper rate debt securities, EURIBOR debt securities, federal funds rate debt securities, federal funds (open) rate debt securities, LIBOR debt securities, except for LIBOR debt securities denominated in pounds sterling, and prime rate debt securities;

•	by 365 (or 366 if the last day of the interest period falls in a leap year), in the case of LIBOR debt securities denominated in pounds sterling; or

•	by the actual number of days in the year, in the case of Treasury rate debt securities and CMT rate debt securities.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 rounded up to .01.

When Interest Is Paid. We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If A Payment Date Is Not A Business Day. If any interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security or a LIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date, as the case may be.

Base Rates.

CD Rate Debt Securities. CD rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H. 15 (519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 (519)”) under the heading “CDs (Secondary Market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update,” for the interest determination date for certificates of deposit having the index maturity specified in the applicable prospectus supplement, under the caption “CDs (Secondary Market).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

Commercial Paper Rate Debt Securities. Commercial paper rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for U.S. dollar commercial paper having the index maturity specified in the applicable prospectus supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable prospectus supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•

If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable prospectus supplement, placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for the interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for interest is being calculated.

EURIBOR Debt Securities. EURIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI – The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate Page 248,” as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•

If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Euro-Zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds Rate Debt Securities. Federal funds rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120.”

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us.

•

If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, none, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate Debt Securities. Federal funds (open) rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (Open)” as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 5.”

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds (open) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Open).”

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds (based on the federal funds (open) rate) prior to 9:00 a.m., New York City time, on that interest determination date, by each of three leading brokers of U.S. dollar federal funds transactions in New York, New York, which may include the underwriters or agents for the debt securities and their affiliates, selected by the calculation agent, after consultation with us.

•

If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds (open) rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

LIBOR Debt Securities. LIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as “LIBOR,” and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The calculation agent will determine LIBOR for each interest determination date as follows:

•	As of the interest determination date, LIBOR will be either:

•

if “LIBOR Reuters” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used; or

•

if “LIBOR Telerate” is specified in the applicable prospectus supplement, the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

•

If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable prospectus supplement, or (ii) no rate appears and the applicable prospectus supplement specifies either (a) “LIBOR Telerate” or (b) “LIBOR Reuters” and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable prospectus supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified in the applicable prospectus supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity specified in the applicable prospectus supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

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If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable prospectus supplement as the currency for which LIBOR will be calculated or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

“Designated LIBOR Page” means either (i) if “LIBOR Reuters” is designated in the applicable prospectus supplement, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if “LIBOR Telerate” is designated in the applicable prospectus supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable prospectus supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified and, if the U.S. dollar is the index currency, as if Page 3750 had been specified.

Prime Rate Debt Securities. Prime rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15 (519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan.”

•

If the rate is not published in either H.15 (519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•

If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, after consultation with us.

•

If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities. Treasury rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

•

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56,” or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

•

if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable prospectus supplement published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

•

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities. CMT rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption “… Treasury Constant Maturities … Federal Reserve Board Release H.15… Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

•	If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

•

If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a “reference dealer,” in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•	If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in New York, New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain CMT rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Designated CMT Telerate Page” means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repayment of Debt Securities

Optional Redemption By Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Optional Make-Whole Redemption of Debt Securities. If the applicable prospectus supplement provides that a series of debt securities is redeemable at our option and also provides for the payment of a redemption premium, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus the spread specified in the applicable prospectus supplement.

The following terms are relevant to the determination of the redemption price:

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue. In determining this rate, we will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Independent investment banker” means each of the managing underwriters for the offering of the debt securities to be redeemed or their respective successors as may be appointed from time to time by the applicable trustee after consultation with us; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer.

“Comparable treasury price” means (A) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (B) if the applicable trustee obtains fewer than three reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the applicable trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the applicable trustee by such reference treasury dealer by 3:30 p.m. on the third business day preceding such redemption date.

“Reference treasury dealer” means each of the managing underwriters for the offering of the debt securities to be redeemed or their respective successors and any other primary treasury dealer selected by the applicable trustee after consultation with us.

“Remaining scheduled payments” means, with respect to any debt security to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Repayment At Option Of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of debt security duly completed; or

•

a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $5,000 each or integral multiples of $1,000 in excess thereof.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) See “—Interest and Principal Payments—Discount Debt Securities” and “Certain U.S. Federal Income Tax Considerations” for the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture:

•	prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

•	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

•	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

•	sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

•	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

•	sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005 of the senior indenture)

When we use the term “subsidiary” in this section, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or through one or more of our other subsidiaries. Voting stock is stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include stock that is entitled to so vote only as a result of the happening of certain events.

When we use the term “Principal Subsidiary Bank” above, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. (Section 101 of the senior indenture) As of the date hereof, our only Principal Subsidiary Bank is Wells Fargo Bank, National Association.

The subordinated indenture does not contain the restriction described above.

Neither of the indentures contains restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into common stock, a limitation of any right to convert the subordinated debt securities; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to

Principal Subsidiary Banks described above under “—Covenants Contained in Indentures” can be waived in this manner. (Section 1008 of the senior indenture, Section 1005 of the subordinated indenture)

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants Contained in Indentures”;

•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created. (Section 501 of the senior indenture)

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created. (Section 501 of the subordinated indenture)

If an event of default for any series of debt securities occurs and continues, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513) Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment. (Section 508)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•	we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with the following restrictive covenants contained in the applicable indenture:

•	Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Banks (Section 1005 of the senior indenture) discussed above under “—Covenants Contained in Indentures”; and

•	any other covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities. Our junior subordinated debt securities, and guarantees in respect of trust preferred securities related to those debt securities, rank and will rank junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1801 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1801 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

If we specify that we will pay additional amounts in the applicable prospectus supplement, we will, subject to the exemptions and limitations set forth below, pay additional amounts on the debt securities with respect to any beneficial owner of the debt securities that is a Non-U.S. Holder to ensure that each net payment to that Non-U.S. Holder on debt securities that it beneficially owns will not be less, due to the payment of United States withholding tax, than the amount then otherwise due and payable. In no event will we be obligated to pay additional amounts that exceed the amount required to do so. For this purpose, a “net payment” on a debt security means a payment by us, or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States. If paid, these additional amounts will constitute additional interest on the debt securities. See “Certain U.S. Federal Income Tax Considerations” for the definition of “Non-U.S. Holder.” “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Even if we specify that we will pay additional amounts in the applicable prospectus supplement, we will not be required to pay additional amounts to a Non-U.S. Holder in any of the circumstances described in items (1) through (14) below.

(1) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a (as each term is defined in the Code):

•	personal holding company;

•	foreign personal holding company;

•	foreign private foundation or other foreign exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated taxable income to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank that has invested in the debt securities as an extension of credit in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements.

(8) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the debt securities by us or the paying agent.

(9) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(12) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal, premium, if any, or interest on the debt securities if that payment can be made without such withholding by any other paying agent.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “EU Directive on the Taxation of Savings Income” below.

(14) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any combination of items (1) through (13) above.

Unless the applicable prospectus supplement modifies the provisions set forth above under “—Payment of Additional Amounts,” we will not be required to make any payment of any tax,

assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government other than as specifically provided herein.

Unless otherwise provided in the applicable prospectus supplement, the obligation to pay additional amounts will allow for the redemption by us of the debt securities. See “—Tax Redemption.”

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, at our option, we may redeem the debt securities, in whole, but not in part, in the event we become or will become obligated to pay any additional amounts as described in “— Payment of Additional Amounts.” The redemption price shall be 100% of the principal amount of the redeemed debt securities, plus any accrued but unpaid interest on the redeemed debt securities to the redemption date. Notice of any redemption will be mailed at least 30 days before the redemption date to each holder of debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. We will refer to Citibank and JPMorgan Chase Bank in these capacities as the “U.S. Depositaries.” Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $5,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that that global security will be exchangeable for definitive securities in registered form and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary,

Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

The Trustees

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the senior trustee and the subordinated trustee in the ordinary course of business.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and preference stock that may be offered by this prospectus. Unless we specifically note otherwise, we will generally refer to our preferred stock and preference stock collectively in this prospectus as “preferred stock.” The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated certificate of incorporation, as amended, and the form of certificate of designations of powers, preferences and rights of preferred stock, which we will refer to as the “certificate of designation”, as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock and a maximum of 4,000,000 shares of preference stock, including shares issued or reserved for issuance. As of March 31, 2006 we had 634,426 issued and outstanding shares of preferred stock. As of March 31, 2006, there were no shares of preference stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible;

•	the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than 1 vote per share; and

•	any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Under regulations of the Federal Reserve Board, our preferred stock is a voting security at all times for purposes of the Bank Holding Company Act because the holders of our preferred stock are entitled to vote for the election of directors if we do not pay preferred stock dividends. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities. All series of our preferred stock are considered a single “class of voting shares” under the Bank Holding Company Act because they generally vote together on all matters as described below under “—Voting Rights.”

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

•	Wells Fargo Bank, N.A. will be the transfer agent and registrar for the preferred stock and any depositary shares.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

We are incorporated in Delaware, and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

•	other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

•	we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

Subject to receipt of prior approval by the Board of Governors of the Federal Reserve System, if required, we may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

•	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

•	we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption. We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:

•	the redemption date;

•	the number of shares and the series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

•	the dividends on the preferred stock called for redemption will no longer accrue;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as stockholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.

Rights Upon Liquidation

Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, whether or not earned or declared.

We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if

•	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

•	we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote; provided, however, that under no circumstances will the holders of preference stock have more than one vote per share. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

Unless the applicable prospectus supplement states otherwise, if we have not paid dividends on any series of preferred stock offered under this prospectus for more than 540 days, the holders of that series, together with the holders of outstanding shares of all other series of preferred stock ranking equally to that series as to distribution upon liquidation and having similar voting rights which are then exercisable, will be entitled to vote for the election of two additional directors at the next annual meeting of our stockholders. If the holders of a series of preferred stock are entitled to elect two additional directors, then each share of preferred stock will have one vote. In such case, the size of our board of directors will increase by two directors. After we pay the full amount of dividends to which the holders of the series of preferred stock are entitled, those holders will no longer have a vote for the election of two additional directors.

Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which

•	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

•	have voting rights that are exercisable and that are similar to those of that series, we will not:

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.

This consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

•	increase the amount of the authorized preferred stock;

•	create and issue another series of preferred stock; or

•	increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

The holders of our 1997 ESOP preferred stock, 1998 ESOP preferred stock, 1999 ESOP preferred stock, 2000 ESOP preferred stock, 2001 ESOP preferred stock, 2002 ESOP preferred stock, 2003 ESOP Preferred Stock, 2004 ESOP Preferred Stock, 2005 ESOP Preferred Stock and 2006 ESOP Preferred Stock described below under “—Outstanding Preferred Stock” have voting rights similar to those described in this section.

Outstanding Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our outstanding preferred stock. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of securities warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of the outstanding preferred stock described below and any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. At March 31, 2006, we had outstanding:

•	136 shares of 1997 ESOP cumulative convertible preferred stock, which we refer to as our “1997 ESOP preferred stock;”

•	1,953 shares of 1998 ESOP cumulative convertible preferred stock, which we refer to as our “1998 ESOP preferred stock;”

•	6,368 shares of 1999 ESOP cumulative convertible preferred stock, which we refer to as our “1999 ESOP preferred stock;”

•	19,282 shares of 2000 ESOP cumulative convertible preferred stock, which we refer to as our “2000 ESOP preferred stock;”

•	28,263 shares of 2001 ESOP cumulative convertible preferred stock, which we refer to as our “2001 ESOP preferred stock;”

•	39,754 shares of 2002 ESOP cumulative convertible preferred stock, which we refer to as our “2002 ESOP preferred stock;”

•	52,643 shares of 2003 ESOP cumulative convertible preferred stock, which we refer to as our “2003 ESOP preferred stock;”

•	74,880 shares of 2004 ESOP cumulative convertible preferred stock, which we refer to as our “2004 ESOP preferred stock;”

•	95,184 shares of 2005 ESOP cumulative convertible preferred stock, which we refer to as our “2005 ESOP preferred stock;” and

•	315,963 shares of 2006 ESOP cumulative convertible preferred stock, which we refer to as our “2006 ESOP preferred stock.”

1997 ESOP Preferred Stock. The 1997 ESOP preferred stock has a stated value of $1,000.00 per share. The 1997 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $95.00, $100.00 or $105.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1997 ESOP preferred stock are held of record by a trustee acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to that plan, which we refer to as the “Plan.” The 1997 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1997 ESOP preferred stock, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, on the date fixed for redemption.

The 1997 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1997 ESOP preferred stock, when:

•	the 1997 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1997 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1997 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1997 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1997 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1997 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1997 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1997 ESOP preferred stock.

1998 ESOP Preferred Stock. The 1998 ESOP preferred stock has a stated value of $1,000.00 per share. The 1998 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1998 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1998 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1998 ESOP preferred stock, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, on the date fixed for redemption.

The 1998 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1998 ESOP preferred stock, when:

•	the 1998 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1998 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1998 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1998 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1998 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1998 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1998 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1998 ESOP preferred stock.

1999 ESOP Preferred Stock. The 1999 ESOP preferred stock has a stated value of $1,000.00 per share. The 1999 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $103.00, $108.00 or $113.00 based on the Current Market Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 1999 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 1999 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 1999 ESOP preferred stock, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, on the date fixed for redemption.

The 1999 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 1999 ESOP preferred stock, when:

•	the 1999 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 1999 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 1999 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 1999 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 1999 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 1999 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 1999 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 1999 ESOP preferred stock.

2000 ESOP Preferred Stock. The 2000 ESOP preferred stock has a stated value of $1,000.00 per share. The 2000 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $115.00, $120.00 or $125.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2000 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2000 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2000 ESOP preferred stock, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, on the date fixed for redemption.

The 2000 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2000 ESOP preferred stock, when:

•	the 2000 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2000 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2000 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2000 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2000 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2000 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2000 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2000 ESOP preferred stock.

2001 ESOP Preferred Stock. The 2001 ESOP preferred stock has a stated value of $1,000.00 per share. The 2001 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2001 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2001 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2001 ESOP preferred stock, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, on the date fixed for redemption.

The 2001 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2001 ESOP preferred stock, when:

•	the 2001 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2001 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2001 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2001 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2001 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2001 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2001 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2001 ESOP preferred stock.

2002 ESOP Preferred Stock. The 2002 ESOP preferred stock has a stated value of $1,000.00 per share. The 2002 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $105.00, $110.00 or $115.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2002 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2002 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2002 ESOP preferred stock, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, on the date fixed for redemption.

The 2002 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2002 ESOP preferred stock, when:

•	the 2002 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2002 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2002 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2002 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2002 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2002 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2002 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2002 ESOP preferred stock.

2003 ESOP Preferred Stock. The 2003 ESOP preferred stock has a stated value of $1,000.00 per share. The 2003 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2003 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2003 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2003 ESOP preferred stock, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, on the date fixed for redemption.

The 2003 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2003 ESOP preferred stock, when:

•	the 2003 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2003 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2003 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2003 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2003 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2003 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2003 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2003 ESOP preferred stock.

2004 ESOP Preferred Stock. The 2004 ESOP preferred stock has a stated value of $1,000.00 per share. The 2004 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $85.00, $90.00 or $95.00 based on the Current Market Price, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2004 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2004 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2004 ESOP preferred stock, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, on the date fixed for redemption.

The 2004 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2004 ESOP preferred stock, when:

•	the 2004 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2004 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2004 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2004 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2004 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2004 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2004 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2004 ESOP preferred stock.

2005 ESOP Preferred Stock. The 2005 ESOP preferred stock has a stated value of $1,000.00 per share. The 2005 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $97.50, $102.50 or $107.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2005 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2005 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2005 ESOP preferred stock, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, on the date fixed for redemption.

The 2005 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2005 ESOP preferred stock, when:

•	the 2005 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2005 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2005 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2005 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2005 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2005 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2005 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2005 ESOP preferred stock.

2006 ESOP Preferred Stock. The 2006 ESOP preferred stock has a stated value of $1,000.00 per share. The 2006 ESOP preferred stock provides for cumulative quarterly dividends at the annual rate of $107.50, $112.50 or $117.50 based on the Current Market Price, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, of one share of common stock as of a fixed trading date. All outstanding shares of 2006 ESOP preferred stock are held of record by a trustee acting on behalf of the Plan. The 2006 ESOP preferred stock is subject to redemption, in whole or in part, at our option, at a price equal to the higher of:

•	$1,000.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption; and

•	the Fair Market Value per share of 2006 ESOP preferred stock, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, on the date fixed for redemption.

The 2006 ESOP preferred stock is mandatorily convertible, without any further action on our part or on the part of the holder, into common stock at the applicable Conversion Price, as that term is used in the certificate of designations for the 2006 ESOP preferred stock, when:

•	the 2006 ESOP preferred stock is released from the unallocated reserve of the Plan in accordance with the terms of the Plan; or

•	when record ownership of the shares of 2006 ESOP preferred stock is transferred to any person other than a successor trustee under the Plan.

In addition, a holder of 2006 ESOP preferred stock is entitled, at any time before the date fixed for redemption, to convert shares of 2006 ESOP preferred stock held by that holder into shares of common stock at the then-applicable Conversion Price.

In the event of our voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of 2006 ESOP preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock, $1,000.00 per share, plus accrued and unpaid dividends.

Except as required by law, the holders of 2006 ESOP preferred stock are not entitled to vote, except under the limited circumstances described above under “—Voting Rights”. The 2006 ESOP preferred stock does not have preemptive rights and is not subject to any sinking fund and we are not otherwise obligated to repurchase or redeem the 2006 ESOP preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this section as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•	the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or securities warrants and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended, and our bylaws, as amended and restated, as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation, as amended, and our bylaws, as amended and restated, for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. As of March 31, 2006, our authorized common stock was 6,000,000,000 shares. From these authorized shares, we had issued 1,736,381,025 shares, of which 1,678,818,558 shares were outstanding and 57,562,467 shares were held as treasury shares.

Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Dividend Restrictions” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and Chicago Stock Exchange under the symbol “WFC.” Wells Fargo Bank, N.A. serves as the transfer agent and registrar for the common stock.

Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

Anti-takeover Provisions Contained in the Certificate of Incorporation and Bylaws

Certain provisions of our restated certificate of incorporation, as amended, may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in Section 3.11 of our bylaws, as amended and restated. In general, a stockholder must submit a written notice of the nomination to our chief executive officer and our corporate secretary at least 120 days but not more than 150 days prior to the first anniversary of the preceding year’s annual meeting for consideration at an annual meeting or, for consideration at a special meeting, during the 15 days following our public announcement of the date of the special meeting.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws, as amended and restated. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our chief executive officer and our corporate secretary at least 120 days but not more than 150 days prior to the first anniversary of the preceding year’s annual meeting.

Amendment of Bylaws. Under our bylaws, as amended and restated, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law or in the bylaws, as amended and restated. Under the Delaware General Corporation Law, our stockholders also have the power to change or repeal our bylaws.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We have summarized the material terms and provisions of the purchase contracts in this section. We have also filed the forms of purchase contracts as exhibits to the registration statement of which this prospectus is a part. You should read the applicable purchase contract for additional information before you buy any purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with Wells Fargo, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

We refer to the property in the above clauses as “purchase contract property.” In this section, when we refer to a “unit” we mean a unit consisting of purchase contracts and one or more debt securities and not any other combination of securities registered under the registration statement of which this prospectus is a part.

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of a Unit

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Significant Provisions of the Unit Agreement.” The applicable prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

•	whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security included in that unit.

Settlement of Purchase Contracts.    Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.    To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the “pledge,” to the collateral agent for our benefit. The pledge is a security interest in and to, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items;”

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent.    If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

General Terms of Units

We will issue the units under one or more unit agreements, each referred to as a “unit agreement,” to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

We have summarized the material terms and provisions of the unit agreement below. We have also filed the form of unit agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the unit agreement for additional information before you buy any units.

The applicable prospectus supplement relating to units consisting of one or more debt securities and purchase contracts will describe:

•	the designation and the terms of the units and of the combination of debt securities and purchase contracts constituting the units, including whether and under what circumstances the debt securities or purchase contracts may be traded separately;

•	any additional terms of the unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or purchase contracts constituting the units; and

•	any special United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” and “Description of Purchase Contracts” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security or purchase contract included in each unit unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit:

•	consents to and agrees to be bound by the terms of the unit agreement;

•	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest; and

•	irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

•	in the case of an event of default under the debt securities or the applicable indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

•	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts included in the unit, unless:

•	owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

•	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

•	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.

Absence of Protections against All Potential Actions of Wells Fargo.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Wells Fargo or a highly leveraged transaction.

Modification without Consent of Holders.    We and the unit agent may amend the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision;

•	add to our covenants or the covenants of the unit agent;

•	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	impair the right to institute suit for the enforcement of any purchase contract;

•	materially adversely affect the holders’ rights under any purchase contract;

•	reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Merger, Consolidation, Sale, Lease or Conveyance.    The unit agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates.    We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

•	during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

•	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

•	at any time on or after the date of settlement or redemption for any purchase contract included in the unit evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption.

Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title.    We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

•	the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	any special United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then- outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the offered securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of a plan should also consider whether an investment in the offered securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions.

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the offered securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the offered securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the offered securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the offered securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of warrants, purchase contracts and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities purchased at initial issuance and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•

persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities, common stock or preferred stock.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a debt security or shares of common or preferred stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

•

if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•

if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•

if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.

Short-Term Debt Securities. In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities, but in any event not less than the applicable Federal rate (based on the overall maturity of the debt securities). We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent that the holder’s total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss. The balance of such loss generally would constitute a capital loss.

The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the applicable prospectus supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a cash-method U.S. Holder, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars at that time. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

An accrual-method U.S. Holder will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect of such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

If a U.S. Holder purchases foreign currency debt securities with previously-owned foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash-method U.S. Holder (or an accrual-method U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, denominated in multiple currencies, and contingent payment debt securities denominated in a foreign currency. Prospective investors should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Reportable Transactions. Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction are required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the debt securities. Whether an investment in the debt securities constitutes a “reportable transaction” for any investor depends on that investor’s particular circumstances. The regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The regulations specifically provide that a loss resulting from a “Section 988 transaction” (which includes a transaction payable in a foreign currency) will constitute a Section 165 loss. Therefore, losses realized with respect to foreign currency debt securities may constitute a Section 988 transaction, and a holder of such debt securities that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. U.S. Holders should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in foreign currency debt securities and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to an offering of such debt securities, they would be required to comply with these requirements.

Common Stock and Preferred Stock

Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2009), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a complete termination of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal, interest (including OID, if any) and premium on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other sucessor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner and furnishes the paying agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding additional reporting possible requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common Stock and Preferred Stock

Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock—Redemptions of Common Stock or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

U.S. Holders. In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

On July 1, 2005, a new EU Directive regarding the taxation of savings income became effective. The Directive requires a Member State to provide to the tax authorities of another Member State details of payments of interest or other similar income payments made by a person within its jurisdiction for the immediate benefit of an individual or to certain non-corporate entities resident in that other Member State (or for certain payments secured for their benefit). However, Austria, Belgium, and Luxembourg have opted out of the reporting requirements and are instead applying a special withholding tax for a transitional period in relation to such payments of interest, deducting tax at rates increasing over time to 35%. This transitional period began on July 1, 2005 and will terminate at the end of the first fiscal year following agreement by certain non-EU countries regarding the exchange of information relating to those payments.

Beginning on July 1, 2005, a number of non-EU countries and certain dependent or associated territories of Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments of interest or other similar income payments made by a person in that jurisdiction for the immediate benefit of an individual or to certain non-corporate entities in any Member State. The Member States have entered into reciprocal provision of information or transitional special withholding tax arrangements with certain of those dependent or associated territories. These apply in the same way to payments by persons in any Member State to individuals or certain non-corporate residents in those territories.

No additional amounts will be payable with respect to any of our securities if a payment on a security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the Directive in their particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus, together with the reimbursement of any counsel fees by us, will not exceed 8.00%.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC or H.D. Vest Investment Services, Inc., may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Wells Fargo Brokerage Services, LLC, Wells Fargo Investments, LLC, Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC and H.D. Vest Investment Services, Inc., in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

We may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each underwriter will represent and agree, with respect to our securities offered and sold by it, that:

•	it and each of its affiliates has not offered or sold, and will not offer or sell, any of such securities to persons in the United Kingdom in circumstances which have resulted in or will result in such securities being or becoming the subject of an offer of transferable securities to the public as defined in Section 102B of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”);

•	it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to such securities in, from or otherwise involving the United Kingdom; and

•	it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such securities in circumstances in which Section 21(1) of the FSMA does not apply to us.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree, with respect to our securities offered and sold by it, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of such securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which meets two or more of the following criteria: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of such securities to the public” in relation to any such securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and such securities to be offered, so as to enable an investor to decide to purchase or subscribe to such securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or possesses or distributes this prospectus or the accompanying prospectus supplement or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. We will not have any responsibility for an underwriter’s compliance with applicable securities laws.

Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

Mary E. Schaffner, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Schaffner owns, or has the right to acquire a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Schaffner may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and accompanying prospectus is current only as of their respective dates.

Prospectus

$2,858,000

Wells Fargo & Company

Notes Linked to an International Equity Index Basket

Due November 8, 2011

Enhanced Participation Securities with Partial Principal Protection

PROSPECTUS SUPPLEMENT

Wells Fargo Securities, LLC